Filed pursuant to Rule 424(b)(5)
Registration No. 333-196420

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 13, 2014)

16,333,333 Series A Units, each Series A Unit consisting of one share of Common Stock and one Warrant
42,000,000 Series B Units, each Series B Unit consisting of one pre-funded Warrant and one Warrant
(100,333,333 shares of Common Stock underlying the Warrants)

We are offering 16,333,333 Series A units, with each Series A unit consisting of one share of our common stock and of one Series A warrant to purchase one share of our common stock at an initial exercise price of $0.70 per share. Each Series A warrant will be exercisable at any time on or after the date of issuance until the seventh anniversary of the issuance of the Series A warrants.  Each Series A unit will be sold at a public offering price of $0.60.  The Series A units will not be issued or certificated. The shares of common stock and Series A warrants will be issued separately but can only be purchased together in the Series A units in this offering.

We are also offering 42,000,000 Series B units, to those purchasers whose purchase of Series A units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock following the completion of this offering. Each Series B unit consists of one Pre-Funded Series B warrant to purchase one share of common stock at an initial exercise price of $0.60 per share, of which the entire amount will be pre-paid upon issuance of the Series B warrants,  and one Series B warrant to purchase one share of common stock at an initial exercise price of $0.70 per share.  Each Pre-Funded Series B warrant and Series B warrant will be exercisable at any time on or after the date of issuance until the seventh anniversary of the issuance of the Pre-Funded Series B warrants and Series B warrants, respectively. Each Series B unit will be sold to purchasers in this offering at a price of $0.60 per unit. The Pre-Funded Series B warrants and Series B warrants will be issued separately but can only be purchased together in the Series B units in this offering.

We refer to the Series A units and the Series B units issued in this offering, collectively, as the units.  We refer to the shares of common stock, Series A warrants, Pre-Funded Series B warrants and Series B warrants issued in this offering, collectively, as the securities. We refer to the Series A warrants, Pre-Funded Series B warrants and Series B warrants issued in this offering, collectively, as the warrants. The shares of common stock issuable from time to time upon exercise of the warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The NASDAQ Capital Market under the symbol “DSCO.” On July 16, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.61 per share. There is no established public trading market for the warrants and a public market may never develop. In addition, we do not intend to apply for listing of the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$0.60	$34,999,999
Underwriting discount (1)	$0.036	$2,100,000
Proceeds to us (before expenses)	$0.564	$32,899,999

(1) Excludes underwriter out-of-pocket expenses we have agreed to reimburse.  See the section entitled “Underwriting” in this prospectus supplement for additional information.  We have granted the underwriters an option for a period of 30 days to purchase up to an additional 8,749,999 shares of common stock and/or additional warrants to purchase up to 8,749,999 shares of common stock from us at the public offering price for each security, less the underwriting discount, solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $2,415,000 and the total proceeds to us, before expenses, will be $37,834,999.

Affiliates of Deerfield Management Company, L.P., (Deerfield) who are our lenders, have indicated an interest in purchasing units offered pursuant to this prospectus.  The expression of interest contemplates that Deerfield would purchase up to $5.0 million of units upon the closing of this offering in satisfaction of future interest payments due under our loan agreement.  As such, we would not receive cash consideration from Deerfield in connection with their purchase of units unless Deerfield subsequently elects to cash exercise Series A warrants or Series B warrants. In addition, certain executive officers and members of our board of directors also have indicated an interest in purchasing Series A units offered pursuant to this prospectus. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no Series A units or Series B units to the above investors, and such investors could determine to purchase more, fewer or no Series A units or Series B units in this offering.

We anticipate that delivery of the securities will be on or about July 22, 2015, subject to customary closing conditions.

Stifel
H.C. Wainwright & Co.		LifeSci Capital

Prospectus Supplement dated July 17, 2015

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering, including the price, the amount of securities being offered and the risks of investing in our securities, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to the securities being offered hereby. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission on May 30, 2014.  Generally, when we refer to this prospectus, we are referring to both parts of this document combined.  You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the section entitled “Where You Can Find More Information" and "Incorporation by Reference.”  To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein.  We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in any of these documents.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information contained in these documents is accurate only as of the date of each document, as the case may be, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of common stock.  Our business, financial condition, results of operations and prospects may change after the date set forth in each document in which the information is presented.

We are making offers to sell and seeking offers to buy securities only in jurisdictions where offers and sales are permitted.  Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities being offered hereby and the distribution of this prospectus outside the United States.  You should not consider this prospectus supplement and the accompanying prospectus to be an offer to sell, or a solicitation of an offer to buy, securities if the person making the offer or solicitation is not qualified to do so or if it is unlawful for you to receive the offer or solicitation.

References in the prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to “we,” “our,” “us” and the “company” refer to Discovery Laboratories, Inc. and its subsidiary, unless the context requires otherwise.

Trademark Notice

AEROSURF®, AFECTAIR®, DISCOVERYLABS®, INSPIRED INNOVATION®, SURFAXIN®, and WARMING CRADLE® are registered trademarks of Discovery Laboratories, Inc. (Warrington, PA).  This prospectus supplement may also include trademarks, tradenames and service marks that are the property of other organizations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors beginning on page S-8 of this prospectus supplement and beginning on page 2 of the accompanying prospectus, and the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein.

Our Business

Discovery Laboratories, Inc. (referred to as “we,” “us,” or the “Company”) is a specialty biotechnology company focused on developing aerosolized KL4 surfactant therapies for respiratory diseases.  Our proprietary technology platforms include a novel synthetic peptide-containing (KL4) surfactant, that is structurally similar to pulmonary surfactant, and proprietary drug delivery technologies being developed to enable efficient delivery of aerosolized KL4 surfactant.  Surfactants are produced naturally in the lung and are essential for normal respiratory function and survival.  We believe that our proprietary technologies may make it possible to develop a pipeline of aerosolized surfactant products to address a variety of respiratory diseases for which there are few or no approved therapies.

Our development programs are focused initially on improving the management of respiratory distress syndrome (RDS) in premature infants.  RDS is a serious respiratory condition caused by insufficient surfactant production in underdeveloped lungs of premature infants.  RDS is the most prevalent respiratory disease in the neonatal intensive care unit and can result in long-term respiratory problems, developmental delay and death.  Our first KL4 surfactant drug product, SURFAXIN® (lucinactant) Intratracheal Suspension was approved in 2012 by the United States Food and Drug Administration (FDA) for the prevention of RDS in premature infants at high risk for RDS.  In April 2015, we implemented a plan to voluntarily cease the commercialization of SURFAXIN and focus our resources on the development of aerosolized KL4 surfactant for respiratory diseases, beginning with AEROSURF® for RDS in premature infants.

Premature infants with severe RDS currently are treated with surfactants that can only be administered by endotracheal intubation supported with mechanical ventilation, invasive procedures that may each result in serious respiratory conditions and other complications.  To avoid such complications, many neonatologists treat premature infants with less severe RDS using less invasive means, typically nasal continuous positive airway pressure (nCPAP).  Unfortunately, a significant number of premature infants will respond poorly to nCPAP (an outcome referred to as nCPAP failure) and may require delayed surfactant therapy.  Since neonatologists cannot predict which infants are likely to experience nCPAP failure, neonatologists are faced with difficult choices in treating infants with less severe RDS.  This is because the medical outcomes for infants who experience nCPAP failure and receive delayed surfactant therapy may be less favorable than the outcomes for infants who receive surfactant therapy in the first hours of life.

AEROSURF is an investigational combination drug/device product that combines our KL4 surfactant with our proprietary capillary aerosol generator (CAG) technology.  With AEROSURF, neonatologists potentially will be able to administer aerosolized KL4 surfactant to premature infants supported with nCPAP alone, without having to resort to invasive intubation and mechanical ventilation.  By enabling delivery of our aerosolized KL4 surfactant using less invasive means, we believe that AEROSURF will address a serious unmet medical need and potentially enable the treatment of a significantly greater number of premature infants with RDS who could benefit from surfactant therapy but are currently not treated.

Our recently completed AEROSURF phase 2a clinical trial was an open label, single-dose study with the primary goal of evaluating the safety and tolerability of aerosolized KL4 surfactant drug product administered in escalating inhaled doses in 24 premature infants 29 to 34 week gestational age who are receiving nCPAP for RDS, compared to 24 infants receiving nCPAP alone.  In addition to evaluating safety and tolerability, another key objective of this trial was to establish proof of concept for our proprietary technology platform by assessing (1) physiological data that was used primarily to assess safety, but was also used to evaluate whether aerosolized  KL4 surfactant was being delivered into the lung of premature infants, and (2) acceptable performance of the novel CAG technology in the NICU.  Although the study was designed to assess safety and tolerability and not to demonstrate efficacy, exploratory analyses of available gas exchange parameters (FiO2 requirements and changes in CO2) and need for rescue therapy (time to intubation and reduction in intubation rate) appear to suggest that drug is being delivered to the lungs of premature infants with RDS.  For example, gas exchange parameters improved in the AEROSURF treated group as compared to the control group at one and three hours post- treatment.  In addition, the data suggests that AEROSURF may be prolonging the time to intubation and that higher and repeat dosing may help to reduce the need for intubation.  All key objectives of this trial have been met and the results have informed our design of the following phase 2a studies, which are expected to be completed in the fourth quarter 2015:

•	A phase 2a expansion study with the primary goal of evaluating safety and tolerability of higher (60 and 90 minutes) and repeat doses in 16 premature infants 29 to 34 week gestational age who are receiving nCPAP for RDS, compared to 16 infants receiving nCPAP alone. As with the initial phase 2a study, in addition to evaluating safety, we are assessing available physiological parameters for indications that aerosolized KL4 surfactant is being delivered to the lungs and the performance of the CAG in the NICU.

•	A phase 2a clinical study with the primary goal of evaluating the safety and tolerability of aerosolized KL4 surfactant administered in escalating inhaled doses (30 and 45 minutes) in 16 premature infants 26 to 28 week gestational age who are eligible to receive nCPAP for RDS, compared to 16 infants receiving nCPAP alone, with potential repeat dosing, if needed. We also have an ability to expand this study to assess higher and repeat doses in 32 additional infants.

With the information gained from our phase 2a clinical trials, we are planning for our phase 2b clinical program, which is expected to be completed in mid-2016.  The primary purpose of this trial will be to demonstrate evidence of efficacy on an acceptable endpoint, identify the dose regimens to be used in the phase 3 clinical program and provide an estimate of effect size.  This trial will assess aerosolized KL4 surfactant administered in three escalating doses to 200 to 250 premature infants 26 to 32 week gestational age who are receiving nCPAP for RDS, compared to infants receiving nCPAP alone.  The trial will be conducted in approximately 50 clinical sites, within and outside the United States.

We are continuing our work with Battelle Memorial Institute (Battelle) begun in 2012 to provide for the manufacture of a sufficient number of CAG devices and disposable AEROSURF dose packs to support the remainder of our phase 2 clinical program.  Battelle assisted us in the development of our phase 2 clinical program device under a Research and Development Services Agreement dated June 22, 2012, which we recently extended through June 30, 2016.  We are also advancing our development activities under an October 2014 collaboration agreement with Battelle to further develop our CAG device for use in our planned phase 3 clinical program and, if AEROSURF is approved, initial commercial activities.

We continue to work with Patheon Manufacturing Services LLC (Patheon, formerly DSM Pharmaceuticals, Inc.) to complete a technology transfer and development of our lyophilized KL4 surfactant manufacturing process.  We plan to manufacture additional clinical supply to support the remainder of our phase 2 clinical program and have entered into a development agreement for the potential further development and manufacture of lyophilized KL4 surfactant for our potential AEROSURF phase 3 clinical program, as well as other potential pipeline development programs.  In addition, due to a reorganization of activities at Patheon, we are engaged in a technology transfer of our manufacturing process to a new facility within Patheon where the phase 3 manufacturing development work will occur.

We believe that our KL4 surfactant technology has the potential to be developed into a product pipeline to address a variety of debilitating respiratory conditions and diseases that could represent potentially significant market opportunities.  While we remain focused on RDS, we have participated in investigator-initiated research programs and government-funded research and preclinical development initiatives that explore the use of our KL4 surfactant in the treatment of a range of respiratory diseases.  In 2014, we participated in a U.S. Government-funded study to assess whether aerosolized KL4 surfactant may mitigate radiation-induced lung injury in an animal model and we recently received an additional $1 million in funding under that award.  Although there can be no assurance, we may in the future support development activities to establish a proof-of-concept and, if successful, thereafter determine whether to seek strategic alliances or collaboration arrangements or pursue other financial alternatives to fund further development and/or worldwide commercialization of additional indications, if approved.

Financial Update

As of June 30, 2015, we had cash and cash equivalents of $26.1 million compared to $44.7 million as of December 31, 2014, and long-term debt of $30 million under our loan pursuant to the terms of a Facility Agreement dated February 13, 2013 (Deerfield Facility) with affiliates of Deerfield Management Company, L.P. (Deerfield).  On July 9, 2015, we entered into an amendment to the Deerfield Facility whereby we agreed to prepay in cash $2.5 million of the principal amounts outstanding under the Facility Agreement, to be applied to the principal installments due under the Facility Agreement in the order of their maturity, subject to reallocation of the prepayment to the principal installments due under the Facility Agreement in the inverse order of their maturity if a Strategic Transaction, as defined in the amendment to the Facility Agreement, is not completed on or before December 31, 2015.  In addition, if the Company completes a Strategic Transaction on or before December 31, 2015 and, within five business days, prepays an additional $2.5 million of the principal amounts then outstanding under the Facility Agreement, then upon such prepayment, the payment dates for the remaining principal installments due under the Facility Agreement shall be amended to eliminate the installment due in February 2017 and to adjust the amounts due in each of February 2018 and 2019 to $12.5 million and $12.5 million, respectively.

Cash outflows for the three months ended June 30, 2015 consisted of $9.5 million used for ongoing operating activities.

Corporate Information

We maintain our principal offices and research and analytical laboratories at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania.  Our telephone number is 215-488-9300.  Our company maintains websites at www.discoverylabs.com.  Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Series A units offered in this offering
16,333,333 Series A units, with each Series A unit consisting of one share of common stock and one Series A warrant to purchase one share of common stock at an initial exercise price of $0.70 per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Series A warrants. Each Series A warrant will be exercisable at any time on or after the date of issuance until the seventh anniversary of the issuance of the Series A warrants. See the section entitled “Description of Securities We are Offering—Warrants.”

Series B units offered in this offering
42,000,000 Series B units to those purchasers whose purchase of Series A units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock following the completion of this offering. Each Series B unit will consist of a Pre-Funded Series B warrant to purchase up to one share of common stock at an initial exercise price of $0.60 per share, of which the entire amount will be pre-paid upon issuance of the Series B warrants, and a Series B warrant to purchase one share of common stock at an initial exercise price of $0.70 per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Pre-Funded Series B warrants and Series B warrants. Each Pre-Funded Series B warrant and Series B warrant will be exercisable at any time on or after the date of issuance until the seventh anniversary of the issuance of the Pre-Funded Series B warrants and Series B warrants, respectively. See the section entitled “Description of Securities We are Offering—Warrants.”.

Common stock to be outstanding after this offering (1)	102,249,922 shares (assuming none of the warrants issued in this offering are exercised).

Markets for common stock and warrants
Our common stock is listed on The NASDAQ Capital Market under the symbol “DSCO.” However, there is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange. The Series A warrants are immediately separable from the shares of our common stock being offered as part of the Series A units. The Series B warrants are immediately separable from the Pre-Funded Series B warrants being offered as part of the Series B units.

Risk factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 6 of the accompanying prospectus for a discussion of factors you should consider carefully when making an investment decision.

Use of proceeds
We estimate the net proceeds from this offering will be approximately $32.7 million (assuming none of the warrants issued in this offering are exercised), which includes up to $5.0 million in non-cash consideration from Deerfield in satisfaction of future interest payments due under the Deerfield Facility, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.  We intend to use the net proceeds from this offering to advance our AEROSURF® development program, including our planned phase 2 clinical program and for general corporate purposes.  See “Use of Proceeds” on page S-11 of this prospectus supplement.

The NASDAQ Capital Market symbol
Our common stock is listed on The NASDAQ Capital Market under the symbol “DSCO”. There is no established public trading market for the warrants, and a market may never develop. The warrants are not and will not be listed for trading on The NASDAQ Capital Market, any other national securities exchange or ther nationally recognized trading system.

(1)  The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 85,916,589 shares of common stock actually outstanding as of July 14, 2015.  This number excludes: (i) 8,026,013 shares of our common stock subject to options outstanding as of July 14, 2015, which have a weighted average exercise price of $3.64 per share; (ii)13,242,798 shares of common stock  issuable upon exercise of warrants outstanding as of July 14, 2015, at a weighted average exercise price of approximately $2.64 per share; (iii) 18,712 shares of common stock  issuable upon vesting of restricted stock units; (iv) 412,082 shares of common reserved for potential future issuance pursuant to our 401(k) Plan as of July 14, 2015; (v) 5,164,450 shares of common stock available for future grant under our 2011 Long-Term Incentive Plan, as amended; and (v) an indeterminate number of shares of common stock issuable under our effective shelf registration statements on Form S-3, including shares of common stock that may be issued under an the ATM Program with Stifel, Nicolaus & Company, Incorporated (“Stifel”), under which Stifel, as our exclusive agent, at our discretion and at such times that we determine from time to time, may sell until February 11, 2016  up to a maximum of $23.0 million of shares of our common stock.  We have outstanding, 4.6 million five year warrants  that we issued in February 2011 that contain price-based anti-dilution adjustments.  For more information,  see “Risk Factors — The exercise price and number of our warrants will be adjusted in connection with this and possibly other offerings.”

If the underwriters’ over-allotment option is exercised in full, we will have approximately 110,999,921 shares outstanding after the offering (without giving effect to any exercise of warrants issued in this offering, other outstanding warrants or options to purchase shares of our common stock or any other issuance of common stock after July 14, 2015 other than in connection with this offering). Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements provide our current expectations about future events and financial performance and may be identified by the use of forward-looking terminology, including such terms as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking.  Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning: our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time during which our existing resources will enable us to fund our operations.  Forward-looking statements also include our financial, clinical and manufacturing plans, and our expectations related to our development and potential regulatory plans to secure marketing authorization for our products under development, beginning with AEROSURF®; our research and development programs, planning for development activities, including anticipated timing of clinical trials and potential development milestones for our KL4 surfactant pipeline and our capillary aerosol generator (CAG) for delivery of aerosolized medications; our expectations, timing and anticipated outcomes of submitting regulatory filings for our products under development; our plans for the manufacture of drug products, active pharmaceutical ingredients (APIs), excipients, materials and medical devices; and plans regarding potential strategic alliances and other collaborative arrangements to develop, manufacture and market our products.

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements.  We caution you therefore against relying on any of these forward-looking statements.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Examples of the risks and uncertainties include, but are not limited to:

•
the risk that following our decision in April 2015 to cease the commercialization of SURFAXIN®, our inability to generate revenues for the next several years may make it more difficult to secure the additional capital (whether from strategic alliances, equity financings or other sources) we will require when needed, if at all, to continue our operations, fund our debt service, and support our development program for AEROSURF® for respiratory distress syndrome, as well as potential research and development activities for our other KL4 surfactant product candidates, which ultimately could have a material adverse effect on our business, financial condition and results of operations;

•	to the extent that we raise capital through additional equity financings, such additional financings would result in equity dilution;

•	the risk that our AEROSURF phase 2 clinical program may be interrupted, delayed, or fail, which will harm our business prospects;

•	risks relating generally to our research and development activities, which among other things may involve time-consuming and expensive preclinical studies and potentially multiple clinical trials that may be subject to significant delays or regulatory holds or fail;

•	the risk that we may be unable to enter into strategic alliances and/or collaboration agreements that would assist and support us with the development of our KL4 surfactant pipeline products in markets outside the U.S., beginning with AEROSURF, and, if approved, commercialization of AEROSURF in markets outside the U.S. of our other pipeline products;

•	risks relating to our ability to manage our limited resources effectively and timely modify our business strategy as needed to respond to developments in our research and development activities, as well as our business, our industry and other areas of concern;

•	risks relating to the transfer of our manufacturing technology to contract manufacturing organizations (CMOs) and assemblers;

•	risks relating to our and our CMOs' ability to manufacture our KL4 surfactant in lyophilized dosage form, which must be processed in an aseptic environment and tested using sophisticated and extensive analytical methodologies and quality control release and stability tests;

•	risks relating to our and our CMOs’ ability to develop and manufacture our combination drug/device products based on our CAG technology for preclinical and clinical studies of our combination drug/device product candidates and ultimately, if approved, for commercialization;

•	the risk that we, our CMOs or any of our third-party suppliers, many of which are single-source providers, may encounter problems in manufacturing our KL4 surfactant drug product and the APIs used in the manufacture of our drug product, CAG devices and other materials on a timely basis or in an amount sufficient to support our needs;

•
risks relating to our pledge of substantially all of our assets to secure our obligations under the Deerfield Facility with Deerfield which could make it more difficult for us to secure additional capital to satisfy our obligations and require us to dedicate cash flow to payments for debt service, which would reduce the availability of our cash flow to fund working capital, capital expenditures and other investments; moreover, we may be required to seek the consent of Deerfield to enter into certain strategic transactions;

•	risks that unfavorable credit and financial markets may adversely affect our ability to fund our activities, through our ATM Program or otherwise, and that our ATM Program may be exhausted or expire in February 2016 unutilized; and that additional equity financings could result in substantial equity dilution or result in a downward adjustment to the exercise price of five-year warrants that we issued in February 2011 (which contain price-based anti-dilution adjustments);

•	risks related to our efforts to gain regulatory approval in the U.S. and elsewhere for our drug products, medical device and combination drug/device product candidates, including AEROSURF, and our lyophilized KL4 surfactant, which we are developing initially to be the drug component of AEROSURF;

•	risks relating to the rigorous regulatory approval processes, including pre-filing activities, required for approval of any drug, combination drug-device product or medical device that we may develop, whether independently, with strategic development partners or pursuant to collaboration arrangements;

•	the risk that the FDA or other regulatory authorities may not accept, or may withhold or delay consideration of, any applications that we may file, or may not approve our applications or may limit approval of our products to particular indications or impose unanticipated label limitations;

•	the risk that we and the FDA or other regulatory authorities will not be able to agree on matters raised during the regulatory review process and other interactions, or that we may be required to conduct significant additional activities to potentially gain approval of our product candidates, if ever;

•	the risk that changes in the national or international political and regulatory environment may make it more difficult to gain FDA or other regulatory approval of our drug products, medical device and combination drug/device product candidates;

•	risks that reimbursement and health care reform may adversely affect us or that our products will not be accepted by physicians and others in the medical community;

•
the risk that if we fail to regain compliance with the minimum closing bid price of $1.00 per share required under the continued listing requirements of The NASDAQ Capital Market, our common stock may be delisted and the value of our common stock may decrease;

•	the risk that market conditions, the competitive landscape or other factors may make it difficult to launch and profitably sell our products;

•	the risk that we, our strategic partners or collaborators will be unable to attract and retain key employees, including qualified scientific, professional and other personnel, in a competitive market for skilled personnel, which could have a material adverse effect on our commercial and development activities and our operations;

•	the risks that we may be unable to maintain and protect the patents and licenses required to develop and market our products and that other companies may develop competing therapies and/or technologies ;

•	the risks that we may become involved in securities, product liability and other litigation and that our insurance may be insufficient to cover costs of damages and defense; and

•	other risks and uncertainties detailed in “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, and in the documents incorporated by reference in this prospectus.

Pharmaceutical, biotechnology and medical technology companies have suffered significant setbacks conducting clinical trials, even after obtaining promising earlier preclinical and clinical data.  Moreover, data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval.  After gaining approval of a drug product, pharmaceutical and biotechnology companies face considerable challenges in marketing and distributing their products, and may never become profitable.

The forward-looking statements contained in this report or the documents incorporated by reference herein speak only as of their respective dates.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all.  Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves significant risks.  You should carefully consider the risks described below or in any applicable prospectus supplement and other information, including, our financial statements and related notes previously included in our periodic reports filed with the SEC, and in the documents incorporated therein by reference before deciding to invest in our securities, including without limitation, our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly and Current Reports filed thereafter, each of which is incorporated herein by reference.  The risks described below are not the only ones that we face.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  The following risks, among others, could cause our actual results, performance, achievements or industry results to differ materially from those expressed in our forward-looking statements contained herein and presented elsewhere by management from time to time. If any of the following risks actually occurs, our business prospects, financial condition or results of operations could be materially harmed.  In such case, the market price of our securities would likely decline and you could lose all or part of your investment.

Risks Related to this Offering and Our Securities

If we are unable to regain compliance with the Minimum Bid Price Requirement of The Nasdaq Capital Market prior to December 28, 2015, our stock price may decline and our common stock may be subject to delisting from Nasdaq.  If our stock were no longer listed on NASDAQ, the liquidity of our securities would be impaired.

On June 25, 2015, we received a letter from The Nasdaq Stock Market indicating that for 30 consecutive business days our common stock had not maintained a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2).  Under the Nasdaq Listing Rule 5810(c)(3)(A), if during the 180 calendar days following the date of the notification, or prior to December 28, 2015, the closing bid price of our stock is at or above $1.00 for a minimum of 10 consecutive business days, we will regain compliance with the minimum bid price requirement and the common stock will continue to be eligible for listing on The Nasdaq Capital Market.

If we do not achieve compliance with the minimum bid price requirement by December 28, 2015, under Nasdaq Listing Rule 5810(c)(3)(A)(ii), if on December 28, 2015, we are in compliance with the market value requirement for continued listing of our common stock on the Nasdaq Capital Market as well as all other listing standards for initial listing of our common stock on the Nasdaq Capital Market (other than the minimum bid price requirement), and we provide written notice of our intention to cure the deficiency during a second compliance period, Nasdaq may grant us an additional compliance period through June 27, 2016.

If we receive a delisting determination from the Nasdaq staff, we may, at that time, request in writing that a Nasdaq Hearing Panel review the matter in a written or an oral hearing.  Such a review, if granted, would stay delisting until a ruling from the Nasdaq Hearing Panel.  After the Nasdaq Hearing Panel determination is final, we may then appeal the Hearing Panel decision to the Listing Council.  If granted, such an appeal would not stay the Hearing Panel decision.

If our stock price does not exceed the minimum bid price of $1.00 within the time frames set forth above, our common stock will be subject to delisting.  If our common stock were no longer listed on The Nasdaq Capital Market or another national stock exchange, investors might only be able to trade in the over-the-counter markets.  This would impair the liquidity of our securities not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media coverage.

The market price of our stock may be adversely affected by market volatility.

The market price of our common stock, like that of many other development stage pharmaceutical or biotechnology companies, has been and is likely to be volatile.  In addition to general economic, political and market conditions, the price and trading volume of our stock could fluctuate widely in response to many factors, including:

•	governmental approvals, delays in expected governmental approvals or withdrawals of any prior governmental approvals or public or regulatory agency concerns regarding the safety or effectiveness of our products;

•	announcements of the results of clinical trials by us or our competitors;

•	patient adverse reactions to drug products;

•	changes in the United States or foreign regulatory policy affecting our ongoing product development;

•	changes in the United States or foreign political environment and the passage of laws, including tax, environmental or other laws, affecting the product development business;

•	developments in patent or other proprietary rights, including any third party challenges of our intellectual property rights;

•	announcements of technological innovations by us or our competitors;

•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;

•	changes in financial estimates by securities analysts and whether our earnings meet or exceed the estimates;

•	conditions and trends in the pharmaceutical and other industries;

•	new accounting standards; and

•
the occurrence of any of the risks described in these “Risk Factors” or in our Annual Report on Form 10-K for the year ended December 31, 2014, our most recent Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, filed on May 11, 2015 and our other public filings.

In addition, the price of our common stock could also be affected by market factors, including rebalancing of portfolios by institutional investors and resetting of indexes.  Our common stock is listed for quotation on The NASDAQ Capital Market.  During the twelve month period ended July 14, 2015, the price of our common stock ranged from $0.58 to $2.01.  We expect the price of our common stock to remain volatile.  The average daily trading volume in our common stock varies significantly.  For the twelve month period ended July 14, 2015, the average daily trading volume in our common stock was approximately 406,895 shares and the average number of transactions per day was approximately 967.  The instability observed in our daily volume and number of transactions per day may affect the ability of our stockholders to sell their shares in the public market at prevailing prices.  Our common stock currently trades on NASDAQ under the symbol DSCO. If we fail to adhere to the market’s strict listing criteria, our stock may be delisted. This could potentially impair the liquidity of our securities not only in the number of shares that could be bought and sold at a given price, which might be depressed by relative illiquidity, but also through delays in the timing of transactions and the potential reduction in media coverage. As a result, an investor might find it more difficult to dispose of our common stock. We believe that current and prospective investors would view an investment in our common stock more favorably if it continues to be listed on NASDAQ. Any failure at any time to meet the continuing NASDAQ listing requirements could have an adverse impact on the value of and trading activity in our common stock.

In the past, following periods of volatility in the market price of the securities of companies in our industry, securities class action litigation has often been instituted against companies in our industry.  Even if securities class actions that we may face in the future are ultimately determined to be meritless or unsuccessful, they involve substantial costs and a diversion of management attention and resources, which could negatively impact our business.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive.  If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our common stock.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.  A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act unless these shares are purchased by affiliates.  In addition, as of  July 14, 2015, there were 21,268,811 shares of our common stock issuable upon exercise of outstanding options and warrants granted by us, which have been registered or registered for resale on registration statements filed with the Securities and Exchange Commission or entitled to registration with the Securities and Exchange Commission.  The outstanding options have a weighted average exercise price of $3.64 per share and expire through  March 2025.  The outstanding warrants have a weighted average exercise price of $2.64 per share and expire between October 2015 and October 2024.

If our stock price increases, the holders of such options, warrants and convertible securities may exercise such securities and could sell a large number of these shares into the market.  These additional issuances and sales could cause the market price of our common stock to decline.  We also have entered into an at-the-market Equity Offering Sales Program (ATM) with Stifel, under which Stifel, as our exclusive agent, at our discretion and at such times that we determine from time to time, may sell until February 11, 2016  up to a maximum of $23.0 million of shares of our common stock.  Use of these equity programs would increase our outstanding shares, which could cause the market price of our common stock to decline.

We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock.  Sales of substantial amounts of our shares of common stock in the public market, or even the perception that such sales might occur, could adversely affect the market price of the shares of our common stock.

The exercise price and number of our warrants will be adjusted in connection with this and possibly other offerings.

The warrants issued in our February 2011 offering contain anti-dilution provisions that adjust the exercise price of the warrants downward in the case of certain equity issuances conducted at a price below $1.50 per share (as may be further adjusted), which would include the offering of securities made hereby. For the purpose of valuing securities that we may issue in future unit offerings, this anti-dilution provision values the warrant portion of a unit offering based on a Black Scholes pricing model. When such Black Scholes value is subtracted from the actual per-unit price of the offering, per-share value of the shares issued in such unit offering is decreased for the purposes of the anti-dilution provision. If we issue shares, units, or warrants in a financing that triggers the anti-dilution provision of these warrants, the exercise price of the February 2011 five-year warrants will be lowered thereby, increasing the likelihood that such warrants would be exercised. As a result of such warrant adjustments, we may be required to issue more shares of common stock, or shares at lower prices, than previously anticipated, which could result in further dilution of our existing stockholders. In addition to the potential dilutive effect of these provisions, there is the potential that a large number of the shares issuable upon exercise of these warrants may be sold in the public market at any given time, which could place additional downward pressure on the trading price of our common stock.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

You will experience immediate dilution in the book value per share of the common stock you purchase. You may experience further dilution upon exercise of warrants.

Investors who purchase our common stock in this offering will experience immediate dilution in their net tangible book value per share of $         .   Furthermore, if outstanding options or warrants or the warrants offered hereby are exercised, you could experience further dilution. See “Dilution” on page S-12 for a more detailed discussion of the dilution you will incur in this offering.

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the warrants will be limited.

We will not receive significant additional funds upon the exercise of the Pre-Funded Series B warrants.

Each Pre-Funded Series B warrant will be exercisable at any time on or after the date of issuance until the seventh anniversary of its issuance and requires only $0.01 additional consideration at the time of exercise. Accordingly, we will not receive significant additional funds upon the exercise of the Pre-Funded Series B warrants.

USE OF PROCEEDS

The net proceeds from the sale of the units offered hereby are estimated to be approximately $32.7 million, which includes $5.0 million in non-cash consideration from Deerfield in satisfaction of future interest payments due under the Deerfield Facility, based on an offering price of $0.60 per unit for the units (or approximately $37.6 million if the underwriters exercise in full their over-allotment option), after deduction of estimated offering expenses and the underwriter’s discounts and commissions.

The above does not give effect to any exercise of the warrants being offered and issued in this offering.  We will not receive any proceeds from the sale of common stock issuable upon exercise of the warrants that we are offering unless and until such warrants are exercised. If all of the warrants offered hereby are exercised for cash, we will receive additional proceeds of $40.8 million. We will not pay the underwriters any fees with respect to shares of our common stock issued upon exercise of the warrants.

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby and the net proceeds from the sales of securities offered by this prospectus supplement and the accompanying prospectus will be used primarily to advance our AEROSURF® development program and for general corporate purposes.

Pending the application of the net proceeds, we intend to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

The net tangible book value of our common stock on March 31, 2015 was approximately $7.7 million, or approximately $0.09 per share.  Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of common stock outstanding.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2015, assuming the exercise of all of the Pre-Funded Series B warrants being offered in this offering and after giving effect to the sale of 58,333,333 units at an offering price of $0.60 per unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, would have been approximately $40.5 million, or $0.28 per share. This represents an immediate increase in net tangible book value of $0.19 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $0.32 per share of common stock to purchasers in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per Series A unit	$0.60

Public offering price per Series B unit	$0.60

Net tangible book value per share as of March 31, 2015	$0.09

Increase per share attributable to this offering	$0.19

Pro forma as adjusted net tangible book value per share as of March 31, 2015 after giving effect to this offering	$0.28

Dilution per share to new investors	$0.32

If the underwriters exercise in full their option to purchase 8,749,999 shares of common stock and/or additional warrants to purchase up to 8,749,999 shares of common stock from us, the as adjusted net tangible book value after this offering would be $0.30 per share, representing an increase in net tangible book value of $0.21 per share to existing shareholders and immediate dilution in net tangible book value of $0.30 per share to investors participating in this offering at the public offering price

This table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the per share offering price to the public in this offering.  As of March 31, 2015, there were 85,748,500 shares of common stock outstanding, which does not include:

•	8,758,062 shares of common stock issuable upon exercise of options outstanding as of March 31, 2015, at a weighted average exercise price of $3.64 per share;

•	14,568,349 shares of common stock issuable upon exercise of warrants outstanding as of March 31, 2015, at a weighted average exercise price of $2.99 per share;

•	18,712 shares of common stock issuable upon vesting of restricted stock units;

•	561,459 shares of common stock reserved for potential future issuance pursuant to our 401(k) Plan as of March 31, 2015;

•	4,461,045 shares of common stock available for future grant under our 2011 Long-Term Incentive Plan, as amended, as of March 31, 2015; and

•	an indeterminate number of shares of common stock issuable under our effective shelf registration statements on Form S-3, including shares of common stock that may be issued under our ATM Program, under which Stifel, as our exclusive agent, at our discretion and at such times that we determine from time to time, may sell until February 11, 2016 up to a maximum of $23.0 million of shares of our common stock.

See, “The Offering” at page S-3 for additional information concerning our outstanding shares of common stock and related reserves.  We have outstanding, 4.6 million five year warrants  that we issued in February 2011 that contain price-based anti-dilution adjustments.  For more information,  see “Risk Factors — The exercise price and number of our warrants will be adjusted in connection with this and possibly other offerings.”

The information above does not give effect to the potential exercises of the warrants offered by this prospectus supplement.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 16,333,333 Series A units, with each Series A unit consisting of one share of our common stock and of one Series A warrant to purchase one share of our common stock at an initial exercise price of $0.70 per share. Each Series A warrant will be exercisable at any time on or after the date of issuance until the seventh anniversary of the issuance of the Series A warrants.  Each Series A unit will be sold at a public offering price of $0.60.  The Series A units will not be issued or certificated. The shares of common stock and Series A warrants will be issued separately but can only be purchased together in the Series A units in this offering.

We are also offering 42,000,000 Series B units, to those purchasers whose purchase of Series A units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock following the completion of this offering. Each Series B unit consists of one Pre-Funded Series B warrant to purchase one share of common stock at an initial exercise price of $0.60 per share, of which the entire amount will be pre-paid upon issuance of the Series B warrants, and one Series B warrant to purchase one share of common stock at an initial exercise price of $0.70 per share.  Each Pre-Funded Series B warrant and Series B warrant will be exercisable at any time on or after the date of issuance until the seventh anniversary of the issuance of the Pre-Funded Series B warrants and Series B warrants, respectively. Each Series B unit will be sold to purchasers in this offering at a price of $0.60 per unit. The Pre-Funded Series B warrants and Series B warrants will be issued separately but can only be purchased together in the Series B units in this offering.

The shares of common stock issuable from time to time upon exercise of the warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 40 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by each form of warrant, which are included in Appendix A to this prospectus supplement.  You should review a copy of each form of warrant for a complete description of the terms and conditions applicable to the warrants.

Series A and Series B Warrants

General Terms of the Series A and Series B Warrants

The Series A and Series B warrants to be issued in this offering represent the rights to purchase up to a total of 58,333,333 shares of common stock at an initial exercise price of $0.70 per share. Each Series A and Series B warrant may be exercised at any time on or after the date of issuance until the seventh anniversary of the issuance of the Series A and Series B warrants, respectively.

Delivery

The Series A and Series B warrants to be issued in this offering will be delivered from us to the underwriters or as the representative of the underwriters directs promptly following the closing.

Exercise

Holders of the Series A warrants and Series B warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.  The holder may exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. There is no circumstance that requires us to effect a net cash settlement of the warrants.

In addition, we provide certain buy-in rights to a holder if we fail to deliver the shares of common stock underlying the Series A or Series B warrants by the third business day after the date of exercise.

Transferability

Subject to applicable laws, each Series A and Series B warrant may be transferred at the option of the holders upon surrender of the warrant to us together with the appropriate instruments of transfer.

Certain Adjustments

The exercise price and number of shares of common stock issuable upon exercise of each Series A and Series B warrant are subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Fundamental Transactions

If we enter into, or are a party to, certain fundamental transactions pursuant to which our stockholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for our common stock, a holder of a Series A or Series B warrant will have the right to receive, upon exercise of such warrant, consideration as if such holder had exercised the warrant immediately prior to such fundamental transaction.

Rights as a Stockholder

Holders of the Series A warrants and Series B warrants are entitled to receive such dividends paid and distributions of any kind made to the holders our common stock to the same extent as if the Holder had exercised the Series A or Series B warrant (without regard to any limitations on exercise and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of common stock on the record date for such dividends and distributions.

Except as described above or as otherwise provided in the Series A warrants and Series B warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the Series A warrants and Series B warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Limitations on Exercise

The number of shares of our common stock that may be acquired by a holder upon any exercise of a Series A or Series B warrant shall be limited so that the total number of shares of our common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, does not exceed 9.99% (or 4.99% as may be elected by one or more purchasers of the Units prior to the issuance of the Series A or Series B warrant) of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). We refer to this as the beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 9.99% to any other percentage not in excess of 19.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice.

Amendments

Each Series A and Series B warrant may be amended and any provisions may be waived with the written consent of us and the holder.

Listing

There is no established public trading market for the Series A or Series B warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A or Series B warrants on any national securities exchange.

Pre-Funded Series B Warrants

General Terms of the Pre-Funded Series B Warrants

Each Pre-Funded Series B warrant to be issued in this offering represents the right to purchase up to one share of common stock at an initial exercise price of $0.60 per share, of which the entire amount will be pre-paid upon issuance of the Pre-Funded Series B warrants. Each Pre-Funded Series B warrant may be exercised at any time on or after the date of issuance until the seventh anniversary of the issuance of the Pre-Funded Series B warrants.

Delivery

The Pre-Funded Series B warrants to be issued in this offering will be delivered from us to the underwriters or as the representative of the underwriters directs promptly following the closing.

Exercise

Holders of the Pre-Funded Series B warrants may exercise their warrants to purchase shares of our common stock on or before the expiration date, in whole or in part, by delivering to us a duly executed exercise notice. There is no circumstance that requires us to effect a net cash settlement of the warrants.

Transferability

Subject to applicable laws, each Pre-Funded Series B warrant may be transferred at the option of the holders upon surrender of the warrant to us together with the appropriate instruments of transfer.

Certain Adjustments

The exercise price and number of shares of common stock issuable upon exercise of each Pre-Funded Series B warrant are subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Fundamental Transactions

If we enter into, or are a party to, certain fundamental transactions pursuant to which our stockholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for our common stock, a holder of a Pre-Funded Series B warrant will have the right to receive, upon exercise of such warrant, consideration as if such holder had exercised the warrant immediately prior to such fundamental transaction.

Rights as a Stockholder

Holders of the Pre-Funded Series B warrants are entitled to receive such dividends paid and distributions of any kind made to the holders of our common stock to the same extent as if the Holder had exercised the Pre-Funded Series B warrant (without regard to any limitations on exercise and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of common stock on the record date for such dividends and distributions.

Except as described above or as otherwise provided in the Pre-Funded Series B Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Pre-Funded Series B Warrant do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Limitations on Exercise

The number of shares of our common stock that may be acquired by a holder upon any exercise of a Pre- Funded Series B warrant shall be limited so that the total number of shares of our common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, does not exceed 9.99% (or 4.99% as may be elected by one or more purchasers of the Units prior to the issuance of the Series A or Series B warrant) of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). We refer to this as the beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 9.99% to any other percentage not in excess of 19.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice.

Amendments

The Pre-Funded Series B warrants may be amended with the written consent of the holders of a majority of the Pre-Funded Series B warrants then outstanding.

Listing

There is no established public trading market for the Pre-Funded Series B warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Series B warrants on any national securities exchange.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of Series A units and Series B units at their respective public offering prices, less the underwriting discount, as set forth on the cover page of this prospectus supplement, as indicated below:

Underwriters	Number of Units
Stifel, Nicolaus & Company, Incorporated	43,750,000
H.C. Wainwright & Co., LLC	8,895,833
LifeSci Capital, LLC	5,687,500
Total:	58,333,333

The underwriters are offering the units subject to their acceptance of the securities from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the units offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the units offered by this prospectus supplement if any such units are taken.

The underwriters have an option to buy up to 8,749,999 additional shares of common stock and/or up to 8,749,999 Series A warrants from us to cover sales by the underwriters which exceed the number of units specified in the table above. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.  If any additional shares of common stock and/or Series A warrants are purchased, the underwriters will offer the additional Series A units on the same terms as those on which the Series A units are being offered.

The underwriters initially propose to offer the units directly to the public at the public offering price listed on the cover page of this prospectus supplement.  After the initial offering of the units, the offering price and other selling terms may from time to time be varied by the underwriters.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Discount and Expenses

The following table summarizes the public offering price, underwriting discount and proceeds before expenses to us, both on a per unit basis and in total:

	Per Unit	Total
Public offering price	$0.60	$34,999,999
Underwriting discount (1)	$0.036	$2,100,000
Proceeds to us (before expenses)	$0.564	$32,899,999

(1) Excludes underwriter out-of-pocket expenses we have agreed to reimburse.  See the section entitled “Underwriting” in this prospectus supplement for additional information.  We have granted the underwriters an option for a period of 30 days to purchase up to an additional 8,749,999 shares of common stock and/or additional warrants to purchase up to 8,749,999 shares of common stock from us at the public offering price for each security, less the underwriting discount, solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $2,415,000 and the total proceeds to us, before expenses, will be $37,834,999.

The expenses of the offering, not including the underwriting discount, payable by us are estimated to be $185,000, which includes up to $50,000 that we have agreed to reimburse the underwriters for their out-of-pocket expenses, including reasonable fees and disbursements of underwriters' counsel, incurred in connection with this offering.

We received an expression of interest from Deerfield that it would purchase up to $5.0 million of units upon the closing of this offering in satisfaction of future interest payments due under our loan agreement.  As such, we would not receive cash consideration from Deerfield in connection with their purchase of the units unless Deerfield subsequently elects to cash exercise Series A warrants or Series B warrants. In addition, certain executive officers of our management also have indicated an interest in purchasing Series A units offered pursuant to this prospectus. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no Series A units to the above investors, and such investors could determine to purchase more, fewer or no Series A units or Series B units in this offering.

Listing on The NASDAQ Capital Market

Our shares of common stock are listed on The NASDAQ Capital Market under the symbol “DSCO.”  Our registrar and transfer agent for our common stock is Continental Stock Transfer & Trust Company.  There is no established public trading market for the warrants, and a market may never develop. The warrants are not and will not be listed for trading on The NASDAQ Capital Market, any other national securities exchange or other nationally recognized trading system. The Company will act as the warrant agent for the warrants offered by this prospectus supplement.

No Sales of Similar Securities

We and each of our executive officers and directors, subject to certain exceptions, have agreed with the underwriters not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representative of the underwriters. In addition, we have agreed with the underwriters that we will not sell shares of our common stock under our ATM for a period of 30 days from the date of this prospectus without the prior written consent of the representative of the underwriters. However, we may issue securities (i) pursuant to our employee benefit and compensation plans, (ii) pursuant to outstanding options, warrants and rights, (iii) pursuant to the Deerfield Facility, (iv) in connection with strategic alliances involving us and (v) in other cases as specified in the underwriting agreement.  The 90-day “lock-up” period is subject to extension such that, in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless of the representative of the underwriters waive, in writing, such an extension. The restrictions described above do not apply to certain transactions by our officers and directors pursuant to any trading plan established pursuant to Rule 10b-5 of the Securities and Exchange Act of 1934.

Price Stabilization, Short Positions

In order to facilitate the offering of the units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock.  Specifically, the underwriters may sell more units than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing shares of common stock in the open market.  A short position may be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering.  As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock.  These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock.  The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market-making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of the securities being offering hereby and extending through the completion of the distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Indemnification

We and the underwriters have agreed to indemnify each other, and we have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.  We have also agreed to contribute to payments the underwriters may be required to make in respect of such liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by the underwriters. The underwriters may agree to allocate a number of units to other underwriters for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations.

Certain Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Stifel acts as our sales agent under the ATM Program.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by it in connection with the issue or sale of the units in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by them in relation to the units in, from or otherwise involving the United Kingdom.

European Economic Area

To the extent that the offer of the units is made in any Member State of the European Economic Area (EEA) that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the units which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that they may, with effect from and including the Relevant Implementation Date, make an offer of units to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC, (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State.  The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out below.  In relation to each Relevant Member State, each purchaser of units (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of units to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of units to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any units in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive.  For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State has the same meaning as in the preceding paragraph.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Dentons US LLP, New York, New York.  LeClairRyan, A Professional Corporation, Newark, New Jersey, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Many of our SEC filings are also available to the public from the SEC’s Website at “http://www.sec.gov.”  We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request.  To request such materials, please send an e-mail to ir@DiscoveryLabs.com or contact John Tattory, our Senior Vice President and Chief Financial Officer, at the following address or telephone number: Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, Attention: John Tattory; (215) 488-9300.  Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

Our company maintains websites at www.discoverylabs.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act relating to the common stock we are offering by this prospectus supplement. The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 11, 2015;

3. Our Current Reports on Form 8-K filed with the SEC on January 2, 2015, March 17, 2015 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein), March 31, 2015,  April 16, 2015, May 8, 2015 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein), May 15, 2015,  June 9, 2015, July 1, 2015, July 9, 2015 and July 17, 2015; and

4. The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 1995.

Furthermore, all reports and other documents subsequently filed (but not furnished) by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of such reports and documents.  We are not incorporating by reference any documents or portions thereof that are not deemed "filed" with the SEC, including information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus. Statements contained in this prospectus supplement as to the contents of any contract or other document are qualified by reference to the copy of that contract or document filed as an exhibit to the registration statement or that will be filed as an exhibit to the current report on Form 8-K upon completion of this offering.

Each person to whom a copy of this prospectus supplement is delivered may request a copy of any or all of the information incorporated by reference in this prospectus supplement, including the exhibits to any filings incorporated by reference herein, from us, at no charge, or from the Securities and Exchange Commission in the above described manner.

DISCOVERY LABORATORIES, INC.

SERIES A Warrant To Purchase Common Stock

Warrant No.:

Number of Shares of Common Stock:
Date of Issuance: July     , 2015 (“Issuance Date”)

Discovery Laboratories, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Series A Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                      (                    ) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is issued pursuant to the prospectus supplement dated July 17, 2015 and accompanying prospectus (collectively, the “Prospectus”) that forms a part of the Registration Statement on Form S-3 (File number 333-196420) (the “Registration Statement”).

1.	EXERCISE OF WARRANT.

(a)
Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery to the Company of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), via electronic mail (warrants@discoverylabs.com or such other electronic mail address as the Company shall notify the Holder of) of the Holder’s election to exercise this Warrant (“Exercise”) and (ii) if applicable, delivery of this Warrant to the Company for cancellation.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. Execution and delivery of an Exercise Notice with respect to a partial Exercise shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Exercise Notice shall indicate if the Holder has elected a Cashless Exercise (as defined below) pursuant to Section 1(d) of this Warrant. Within three (3) Business Days following the Exercise, Holder shall deliver payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, unless such Holder has elected a Cashless Exercise pursuant to Section 1(d). On or before the first (1st) Business Day following the date on which the Exercise Notice has been delivered, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder. On or before the third (3rd) Business Day following the date on which the Warrant has been duly Exercised (the “Share Delivery Date”), the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or upon a cash Exercise at a time when a registration statement covering the issuance of Warrant Shares is not effective, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such Exercise, provided that, unless such Holder has elected a Cashless Exercise pursuant to Section 1(d), the Company shall not be obligated to deliver shares of Common Stock hereunder unless the Company has received the Aggregate Exercise Price by the Share Delivery Date. Upon Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.70 per Warrant Share, subject to adjustment as provided herein.

(c)
Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of Exercise in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled, as applicable, upon the Holder’s exercise of this Warrant, then (i) the Holder shall be entitled, but not required, to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission and (ii) if on or after the end of such three (3) Business Day period the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request, (1) pay cash to the Holder in the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company has failed to deliver in connection with the exercise, by (B) the price at which the sell order giving rise to the Buy-In was executed; and (2) at the option of the Holder, either (xx) deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with the Exercise Notice and its delivery obligations hereunder, or (yy) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, notify the Company that the Warrant should be exercised pursuant to a Cashless Exercise (as defined in Section 1(d)), or (zz) reinstate that portion of the Warrant and equivalent number of Warrant Shares that the Company failed to deliver (prior to receipt by the Holder of the Exercise Shares).  Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

(d)
Cashless Exercise. The Holder may, at its option, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =
the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

The Company shall notify the Holder at any time prior to the Expiration Date that a registration statement covering the issuance of Warrant Shares is not effective.

(e)
Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall issue to the Holder the number of Warrant Shares that are not disputed in accordance with the delivery obligations set forth in this Warrant.

(f)
Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, or immediately prior to giving effect to such exercise, such Holder (together with such Holder’s affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with that of the Holder for purposes of Section 13(d) of the Exchange Act, including, without limitation, shares held by a Person acting as a group together with such Holder) would beneficially own in excess of 9.99% (or 4.99% as may be elected by one or more purchasers of the Series A units or Series B units prior to the issuance of this Warrant) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder.

2.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)
Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)
Other Events. If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares and provide that the record date for stockholders entitled to participate in such event shall be the effective date for such adjustment so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had Exercised this Warrant into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

4.	PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)
Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property of the Company pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)
Fundamental Transactions. Upon the occurrence of any Fundamental Transaction, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to any Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, any Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. The Company shall not enter into or be a party to a Fundamental Transaction unless provision is made with respect to the holder’s right under this Section 4(b) in a form and substance reasonably satisfactory to the Holder. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant. The Holder may waive its rights under this Section 4(b) with respect to any particular Fundamental Transaction.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a)
Transfer of Warrant. If this Warrant is to be transferred in accordance with Section 14, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)
Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)
Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)
Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given to either party under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with information provided by the Holder to the Company, or by the Company to the Holder, as applicable, in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.

9. AMENDMENT AND WAIVER. This Warrant is one of a series of Series A Warrants to purchase Common Stock of the Company issued on the Issuance Date (collectively, the “Series A Warrants”). The provisions of this Warrant may be amended or modified or the provisions hereof waived with the written consent of the Company and the Holder.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Bloomberg” means Bloomberg Financial Markets.

(b)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)
“Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)
“Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e)	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(f)	“Eligible Market” means The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(g)
“Expiration Date” means the seventh anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(h)
“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify the Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(i)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(j)
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(k)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l)	“Principal Market” means The NASDAQ Capital Market.

(m)
“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(n)
“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(o)
“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

DISCOVERY LABORATORIES, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
SERIES A WARRANT TO PURCHASE COMMON STOCK

To:	DISCOVERY LABORATORIES, INC.
2600 Kelly Road, Suite 100,
Warrington, Pennsylvania
Attention: Chief Financial Officer
By Email: warrants@discoverylabs.com
Tel: (215) 488-9408

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of DISCOVERY LABORATORIES, INC., a Delaware corporation (the “Company”), evidenced by the attached Series A Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to	Warrant Shares; and/or

a “Cashless Exercise” with respect to	Warrant Shares

2. Payment of Exercise Price. In the event that this is a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares to the holder in accordance with the terms of the Warrant.

4. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 1(f) of this Warrant to which this notice relates.

Date:              ,
Name of Registered Holder:

By:
Name:
Title:

Facsimile Number for notices:
Address for delivery (if applicable):
Holder, or Holder's designee’s account information with DTC through its DWAC system (if applicable):

ACKNOWLEDGMENT
The Company hereby acknowledges this Exercise Notice.
DISCOVERY LABORATORIES, INC.

By:
Name:
Title:

DISCOVERY LABORATORIES, INC.

SERIES B Warrant To Purchase Common Stock

Warrant No.:
Number of Shares of Common Stock:
Date of Issuance: July     , 2015 (“Issuance Date”)

Discovery Laboratories, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Series B Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                      (                    ) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is issued pursuant to the prospectus supplement dated July 17, 2015 and accompanying prospectus (collectively, the “Prospectus”) that forms a part of the Registration Statement on Form S-3 (File number 333-196420) (the “Registration Statement”).

1. EXERCISE OF WARRANT.

(a)
Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery to the Company of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), via electronic mail (warrants@discoverylabs.com or such other electronic mail address as the Company shall notify the Holder of) of the Holder’s election to exercise this Warrant (“Exercise”) and (ii) if applicable, delivery of this Warrant to the Company for cancellation.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. Execution and delivery of an Exercise Notice with respect to a partial Exercise shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Exercise Notice shall indicate if the Holder has elected a Cashless Exercise (as defined below) pursuant to Section 1(d) of this Warrant. Within three (3) Business Days following the Exercise, Holder shall deliver payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, unless such Holder has elected a Cashless Exercise pursuant to Section 1(d). On or before the first (1st) Business Day following the date on which the Exercise Notice has been delivered, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder. On or before the third (3rd) Business Day following the date on which the Warrant has been duly Exercised (the “Share Delivery Date”), the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or upon a cash Exercise at a time when a registration statement covering the issuance of Warrant Shares is not effective, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such Exercise, provided that, unless such Holder has elected a Cashless Exercise pursuant to Section 1(d), the Company shall not be obligated to deliver shares of Common Stock hereunder unless the Company has received the Aggregate Exercise Price by the Share Delivery Date. Upon Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.70 per Warrant Share, subject to adjustment as provided herein.

(c)
Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of Exercise in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled, as applicable, upon the Holder’s exercise of this Warrant, then (i) the Holder shall be entitled, but not required, to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission and (ii) if on or after the end of such three (3) Business Day period the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request, (1) pay cash to the Holder in the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company has failed to deliver in connection with the exercise, by (B) the price at which the sell order giving rise to the Buy-In was executed; and (2) at the option of the Holder, either (xx) deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with the Exercise Notice and its delivery obligations hereunder, or (yy) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, notify the Company that the Warrant should be exercised pursuant to a Cashless Exercise (as defined in Section 1(d)), or (zz) reinstate that portion of the Warrant and equivalent number of Warrant Shares that the Company failed to deliver (prior to receipt by the Holder of the Exercise Shares).  Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

(d)
Cashless Exercise. The Holder may, at its option, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) – (A x C)
B

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =
the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

The Company shall notify the Holder at any time prior to the Expiration Date that a registration statement covering the issuance of Warrant Shares is not effective.

(e)
Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall issue to the Holder the number of Warrant Shares that are not disputed in accordance with the delivery obligations set forth in this Warrant.

(f)
Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, or immediately prior to giving effect to such exercise, such Holder (together with such Holder’s affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with that of the Holder for purposes of Section 13(d) of the Exchange Act, including, without limitation, shares held by a Person acting as a group together with such Holder) would beneficially own in excess of 9.99% (or 4.99% as may be elected by one or more purchasers of the Series A units or Series B units prior to the issuance of this Warrant) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)
Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)
Other Events. If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares and provide that the record date for stockholders entitled to participate in such event shall be the effective date for such adjustment so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had Exercised this Warrant into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)
Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property of the Company pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)
Fundamental Transactions. Upon the occurrence of any Fundamental Transaction, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to any Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, any Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. The Company shall not enter into or be a party to a Fundamental Transaction unless provision is made with respect to the holder’s right under this Section 4(b) in a form and substance reasonably satisfactory to the Holder. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant. The Holder may waive its rights under this Section 4(b) with respect to any particular Fundamental Transaction.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a)
Transfer of Warrant. If this Warrant is to be transferred in accordance with Section 14, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)
Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)
Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)
Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given to either party under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with information provided by the Holder to the Company, or by the Company to the Holder, as applicable, in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.

9. AMENDMENT AND WAIVER. This Warrant is one of a series of Series B Warrants to purchase Common Stock of the Company issued on the Issuance Date (collectively, the “Series B Warrants”). The provisions of this Warrant may be amended or modified or the provisions hereof waived with the written consent of the Company and the Holder.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Bloomberg” means Bloomberg Financial Markets.

(b)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)
“Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)
“Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e)	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(f)	“Eligible Market” means The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(g)
“Expiration Date” means the seventh anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(h)
“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify the Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(i)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(j)
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(k)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l)	“Principal Market” means The NASDAQ Capital Market.

(m)
“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(n)
“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(o)
“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Series B Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

DISCOVERY LABORATORIES, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
SERIES B WARRANT TO PURCHASE COMMON STOCK

To:	DISCOVERY LABORATORIES, INC.
2600 Kelly Road, Suite 100,
Warrington, Pennsylvania
Attention: Chief Financial Officer
By Email: warrants@discoverylabs.com
Tel: (215) 488-9408

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of DISCOVERY LABORATORIES, INC., a Delaware corporation (the “Company”), evidenced by the attached Series B Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to	Warrant Shares; and/or

a “Cashless Exercise” with respect to	Warrant Shares

2. Payment of Exercise Price. In the event that this is a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares to the holder in accordance with the terms of the Warrant.

4. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 1(f) of this Warrant to which this notice relates.

Date:              ,
Name of Registered Holder:

By:
Name:
Title:

Facsimile Number for notices:
Address for delivery (if applicable):
Holder, or Holder's designee’s account information with DTC through its DWAC system (if applicable):

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

DISCOVERY LABORATORIES, INC.

By:
Name:
Title:

DISCOVERY LABORATORIES, INC.

Pre-Funded Series B Warrant To Purchase Common Stock

Warrant No.:
Number of Shares of Common Stock:
Date of Issuance: July     , 2015 (“Issuance Date”)

Discovery Laboratories, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Series B Pre-Funded  Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                      (                    ) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is issued pursuant to the prospectus supplement dated July 17, 2015 and accompanying prospectus (collectively, the “Prospectus”) that forms a part of the Registration Statement on Form S-3 (File number 333-196420) (the “Registration Statement”).

1.     EXERCISE OF WARRANT.

(a)	Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery to the Company of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), via electronic mail (warrants@discoverylabs.com or such other electronic mail address as the Company shall notify the Holder of) of the Holder’s election to exercise this Warrant (“Exercise”) and (ii) if applicable, delivery of this Warrant to the Company for cancellation. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. Execution and delivery of an Exercise Notice with respect to a partial Exercise shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or prior to the Exercisability Date, the Holder pre-funded to the Company an amount in cash equal to the Exercise Price (as defined below) then in effect multiplied by the number of Warrant Shares then issuable upon exercise of this Warrant (without regard to any limitations on exercise set forth herein) (the “Aggregate Exercise Price”). No additional consideration shall be required to be paid by the Holder to any Person to effect any Exercise of this Warrant. The Holder is not entitled to the return or refund of all or any portion of the pre-funded Aggregate Exercise Price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised on or prior to the Expiration Date. On or before the first (1st) Business Day following the date on which the Exercise Notice has been delivered, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder. On or before the third (3rd) Business Day following the date on which the Warrant has been duly Exercised (the “Share Delivery Date”), the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or upon an Exercise at a time when a registration statement covering the issuance of Warrant Shares is not effective, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such Exercise. Upon Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.60 per Warrant Share, subject to adjustment as provided herein, of which the entire amount will be pre-paid upon issuance of this Warrant.

(c)	Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of Exercise in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then the Holder shall be entitled, but not required, to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

(d)	Reserved.

(e)	Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall issue to the Holder the number of Warrant Shares that are not disputed in accordance with the delivery obligations set forth in this Warrant.

(f)	Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, or immediately prior to giving effect to such exercise, such Holder (together with such Holder’s affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with that of the Holder for purposes of Section 13(d) of the Exchange Act, including, without limitation, shares held by a Person acting as a group together with such Holder) would beneficially own in excess of 9.99%, (or 4.99% as may be elected by one or more purchasers of the Series A units or Series B units prior to the issuance of this Warrant) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder.

2.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)	Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)	Other Events. If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares and provide that the record date for stockholders entitled to participate in such event shall be the effective date for such adjustment so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.     RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had Exercised this Warrant into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)	Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property of the Company pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)	Fundamental Transactions. Upon the occurrence of any Fundamental Transaction, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to any Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, any Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. The Company shall not enter into or be a party to a Fundamental Transaction unless provision is made with respect to the holder’s right under this Section 4(b) in a form and substance reasonably satisfactory to the Holder. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant. The Holder may waive its rights under this Section 4(b) with respect to any particular Fundamental Transaction.

5.     NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.     WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.     REISSUANCE OF WARRANTS.

(a)	Transfer of Warrant. If this Warrant is to be transferred in accordance with Section 14, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)	Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)	Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)	Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) shall have the same rights and conditions as this Warrant.

8.     NOTICES. Whenever notice is required to be given to either party under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with information provided by the Holder to the Company, or by the Company to the Holder, as applicable, in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.

9.     AMENDMENT AND WAIVER. This Warrant is one of a series of Pre-Funded Series B Warrants to purchase Common Stock of the Company issued on the Issuance Date (collectively, the “Pre-Funded Series B Warrants”). Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Pre-Funded Series B Warrants then outstanding.

10.   GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11.  CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.   DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company.

13.   REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14.   TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15.   CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Bloomberg” means Bloomberg Financial Markets.

(b)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)	“Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)	“Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e)	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(f)	“Eligible Market” means The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(g)	“Expiration Date” means the seventh anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(h)	“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify the Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(i)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(j)	“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(k)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l)	“Principal Market” means The NASDAQ Capital Market.

(m)	“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(n)	“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(o)	“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Pre-Funded Series B Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

DISCOVERY LABORATORIES, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS PRE-FUNDED SERIES B
WARRANT TO PURCHASE COMMON STOCK

To:	DISCOVERY LABORATORIES, INC.
2600 Kelly Road, Suite 100,
Warrington, Pennsylvania
Attention: Chief Financial Officer
By Email: warrants@discoverylabs.com
Tel: (215) 488-9408

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of DISCOVERY LABORATORIES, INC., a Delaware corporation (the “Company”), evidenced by the attached Pre-Funded Series B Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Number of Warrant Shares. The Holder hereby Exercises this Warrant for                      Warrant Shares, and requests the Company to deliver such Warrant Shares to the address or DTC account, as applicable as set forth below.

2. Payment of Exercise Price. The Aggregate Exercise Price has been pre-funded and no additional consideration is required to be paid by the Holder in connection with this Exercise.

3. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares to the holder in accordance with the terms of the Warrant.

4. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 1(f) of this Warrant to which this notice relates.

Date:             ,
Name of Registered Holder:

By:
Name:
Title:
Facsimile Number for notices:
Address for delivery (if applicable):
Holder, or Holder's designee’s account information with DTC through its DWAC system (if applicable):

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

DISCOVERY LABORATORIES, INC.

By:
Name:
Title:

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 30, 2014

PROSPECTUS

$250,000,000

Discovery Laboratories, Inc.

Debt Securities, Preferred Stock, Common Stock,
Debt Warrants and Equity Warrants

We may sell from time to time in one or more offerings up to $250,000,000 in the aggregate of:

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	shares of our preferred stock in one or more series;

•	shares of our common stock;

•	debt warrants;

•	equity warrants; and

•	any combination of the foregoing.

When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. federal income tax consequences. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is quoted on The NASDAQ Capital Market® (Nasdaq) under the trading symbol “DSCO.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 6.

Neither the U.S. Securities and Exchange Commission (Commission) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. Using this prospectus, we may offer up to a total dollar amount of $250,000,000 of these securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the Commission that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the Commission.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Discovery,” the "Company,” “we,” “us” and “our” refer and relate to Discovery Laboratories, Inc., and its consolidated subsidiaries.

PROSPECTUS SUMMARY

Our Business

Discovery Laboratories, Inc. is a specialty biotechnology company focused on creating life-saving products for critical-care patients with respiratory disease and improving the standard of care in pulmonary medicine. Our proprietary drug technology produces a synthetic, peptide-containing surfactant (KL4 surfactant) that is structurally similar to pulmonary surfactant, a substance produced naturally in the lung and essential for normal respiratory function and survival. We are developing our KL4 surfactant in liquid, lyophilized and aerosolized dosage forms. We are also developing novel drug delivery technologies potentially to enable efficient delivery of our aerosolized KL4 surfactant using less invasive administration procedures than presently required. We believe that our proprietary technologies may make it possible, for the first time, to develop a significant pipeline of products to address a variety of respiratory diseases for which there frequently are few or no approved therapies.

Initial Focus – Respiratory Distress Syndrome in Premature Infants

We are initially focused on improving the management of respiratory distress syndrome (RDS) in premature infants. RDS is a serious respiratory condition caused by insufficient surfactant production in underdeveloped lungs of premature infants. RDS is the most prevalent respiratory disease in the neonatal intensive care unit (NICU) and can result in long-term respiratory problems, developmental delay and death.

Our first KL4 surfactant drug product, SURFAXIN® (lucinactant) Intratracheal Suspension for the prevention of RDS in premature infants at high risk for RDS, was approved by the U.S. Food and Drug Administration (FDA) in 2012. SURFAXIN is our KL4 surfactant in liquid form and is the first synthetic, peptide-containing surfactant approved by the FDA and the only alternative to animal-derived surfactants currently used in the United States. SURFAXIN has been commercially available in the United States since November 2013.

Premature infants with severe RDS currently are treated with surfactants that can only be administered by endotracheal intubation supported with mechanical ventilation, both invasive procedures that may each result in serious respiratory conditions and other complications. To avoid such complications, many neonatologists will not administer surfactants to infants with less severe RDS and will instead attempt to treat them by less invasive means, typically nasal continuous positive airway pressure (nCPAP). Unfortunately, a significant number of premature infants on nCPAP will not respond well (an outcome referred to as nCPAP failure) and thereafter may require delayed surfactant therapy. Since neonatologists currently cannot predict which infants will experience nCPAP failure, neonatologists are faced with difficult choices in treating infants with less severe RDS. This is because the medical outcomes for those infants who experience nCPAP failure and receive delayed surfactant therapy may be less favorable than the outcomes for infants who receive surfactant therapy in the first hours of life.

AEROSURF® is our investigational combination drug/device product that combines our KL4surfactant with our proprietary capillary aerosol generator (CAG). With AEROSURF, if approved, neonatologists potentially will be able to administer aerosolized KL4 surfactant to premature infants supported by nCPAP alone, without invasive intubation and mechanical ventilation. By enabling delivery of our KL4 surfactant using less invasive procedures, we believe that AEROSURF may address a serious unmet medical need and potentially enable the treatment of a significantly greater number of premature infants with RDS who could benefit from surfactant therapy but are currently not treated.

We are also developing a lyophilized (freeze-dried) dosage form of our KL4 surfactant that is stored as a powder and reconstituted to liquid form prior to use with the objective of improving ease of use for healthcare practitioners, as well as potentially to prolong shelf life and eliminate the need for cold-chain storage. We are initially developing this dosage form for use in our AEROSURF development program. We also plan to seek regulatory advice to determine if we could gain marketing authorization for a lyophilized dosage form of SURFAXIN under a development plan that would be both capital efficient and capable of implementation within a reasonable time. If feasible, we would likely implement such a development plan and, if successful, expect to commercially introduce this dosage form as a life-cycle extension of SURFAXIN under the name SURFAXIN LS™, in the United States and potentially in other markets.

To support the commercial introduction of SURFAXIN in the United States and our other KL4 surfactant pipeline products, if approved, we have established our own specialty respiratory critical care commercial and medical affairs team. This team includes medical professionals with experience in neonatal/pediatric respiratory critical care, and has focused on products that address neonatal indications, beginning with SURFAXIN. We believe that this team will be positioned to efficiently introduce our other KL4 surfactant products under development, if approved, including AEROSURF and potentially SURFAXIN LS and future applications of our aerosolized KL4 surfactant.

In addition, we recognize that our commercial and medical affairs team could potentially support introductions of other synergistic pipeline products, including products owned or developed by third parties for the NICU and pediatric intensive care unit (PICU). To that end, we would consider potential transactions focused on securing commercial rights to such synergistic products, including in the form of product acquisitions, in-licensing agreements or distribution, marketing or co-marketing arrangements.

Beyond Respiratory Distress Syndrome

In the future, we expect that we may be able to leverage the information, data and know-how that we gain from our development efforts with SURFAXIN and AEROSURF to support development of a product pipeline to address serious critical care respiratory conditions in larger children and adults in the PICU and adult intensive care unit (ICU), including potentially acute lung injury, chronic obstructive pulmonary disease and cystic fibrosis. At the present time, however, we are focusing our resources primarily on the commercial introduction of SURFAXIN and development of AEROSURF through phase 2 clinical trials. Once we have advanced these objectives, we expect to be in a better position to assess the potential of other development programs to address the critical care needs of patients in the PICU and ICU.

We also have developed a disposable aerosol-conducting airway connector for infants that is intended to simplify the delivery of aerosolized medications (including our aerosolized KL4 surfactant) and other inhaled therapies to critical-care infants requiring ventilatory support. This device introduces aerosolized medications directly at the patient interface and minimizes the number of connections in the ventilator circuit. We have registered this device as a Class I, exempt medical device in the United States under the name AFECTAIR® and it is currently commercially available in the United States.

Trademark Notice

AEROSURF®, AFECTAIR®, DISCOVERYLABS®, INSPIRED INNOVATION®, SURFAXIN®, and WARMING CRADLE® are registered trademarks of Discovery Laboratories, Inc. (Warrington, Pennsylvania).

Corporate Information

We maintain our principal offices and research facilities at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976. Our telephone number is 215-488-9300. We maintain our corporate website at http://www.DiscoveryLabs.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including such terms as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning: our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time during which our existing resources will enable us to fund our operations. Forward-looking statements also include our financial, clinical, manufacturing and distribution plans, and our expectations related to the commercialization of SURFAXIN and our development and potential regulatory plans to secure marketing authorization for our products under development, starting with AEROSURF, if approved; our expectations, timing and anticipated outcomes of submitting regulatory filings for our products under development; our research and development programs, including planning for development activities, anticipated timing of clinical trials and potential development milestones, for our KL4 surfactant pipeline, our CAG for delivery of aerosolized medications; plans for the manufacture of drug products, active pharmaceutical ingredients and materials and medical devices; and plans regarding potential strategic alliances and other collaborative arrangements to develop, manufacture and market our products.

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Examples of the risks and uncertainties include, but are not limited to:

•
the risk that we will require in the near term, but may be unable to secure, significant additional capital to continue our operations, fund our debt service and support our research and development activities, including expensive and time-consuming clinical trials, until such time, if ever, that our revenues from all sources are sufficient to offset our cash outflows. To the extent that we raise such capital through additional financings, such additional financings could result in equity dilution;

•
the risk that, if we fail to successfully commercialize SURFAXIN, and if we do not achieve revenues consistent with our expectations, it may be more difficult to secure the additional capital we will require when needed, if at all, whether from strategic alliances or other sources, to continue our commercial and medical affairs activities, as well as our research and development programs and our operations would be impaired, which ultimately could have a material adverse effect on our business, financial condition and results of operations;

•
risks relating to the ability of our sales and marketing organization to effectively introduce SURFAXIN in the United States and, if approved, our other product candidates, in a timely manner, if at all; and that we may not succeed in developing sufficient market awareness of our products or that our product candidates may not gain market acceptance by physicians, patients, healthcare payers and others in the medical community;

•
risks relating to our ability to timely modify our business strategy to respond to changing circumstances, assumptions and forecasts, and otherwise as needed to manage growth effectively and respond to developments in our commercial operations and research and development activities, as well as our business, our industry and other factors;

•	the risk that our AEROSURF phase 2 clinical program may be interrupted, delayed, or fail, which will harm our business;
•
the risk that we and the FDA or other regulatory authorities will not be able to agree on matters raised during the regulatory review process, or that we may be required to conduct significant additional activities to potentially gain approval of our product candidates, if ever;

•	risks relating to the transfer of our manufacturing technology to CMOs and assemblers;
•
risks relating to our and our CMOs' ability to manufacture our KL4 surfactant, in liquid and lyophilized dosage forms, which must be processed in an aseptic environment and tested using sophisticated and extensive analytical methodologies and quality control release and stability tests, for both commercial and research and development activities;

•
risks relating to our and our CMOs' ability to develop and manufacture combination drug/device products based on our CAG technology, for preclinical and clinical studies of our product candidates and, if approved, for commercialization;

•
the risk that we, our CMOs or any of our third-party suppliers, many of which are single-source providers, may encounter problems in manufacturing our KL4 surfactant drug products and the active pharmaceutical ingredients used in the manufacture of our drug products, CAG devices and other materials on a timely basis or in an amount sufficient to support our needs;

•
the risk that we may not succeed in implementing our long-term manufacturing strategy to assure continuity of SURFAXIN commercial drug product supply, which could expose us to risks that may affect our ability to maintain sufficient supplies of SURFAXIN commercial drug product;

•
the risk that we may be unable to enter into strategic alliances and/or collaboration agreements that would assist and support us in markets outside the United States with the development of our KL4 surfactant pipeline products, beginning with AEROSURF, including development of our lyophilized KL4 surfactant, and, if approved, commercialization of AEROSURF in markets outside the United States; support the commercialization of SURFAXIN in countries where regulatory approval is facilitated by the information contained in the SURFAXIN new drug application (NDA) approved by the FDA; and potentially support the development and, if approved, commercialization, of our other pipeline products;

•
risks relating to our plans potentially to secure marketing and distribution capabilities in certain markets through third-party strategic alliances and/or marketing alliances and/or distribution arrangements, that could require us to give up rights to our drug products, drug product candidates and drug delivery technologies;

•
risks relating to our pledge of substantially all of our assets to secure our obligations under the Deerfield Loan, which could make it more difficult for us to secure additional capital to satisfy our obligations and require us to dedicate cash flow to payments for debt service, which would reduce the availability of our cash flow to fund working capital, capital expenditures and other investment;

•	the risk that market conditions, the competitive landscape or other factors may make it difficult to launch and profitably sell our products;
•
risks relating generally to our research and development activities, which among other things may involve time-consuming and expensive preclinical studies and potentially multiple clinical trials that may be subject to potentially significant delays or regulatory holds or fail;

•
risks related to our efforts to gain regulatory approval, in the United States and elsewhere, for our drug products, medical device and combination drug/device product candidates, including AEROSURF, and our lyophilized KL4 surfactant that we expect will be the drug component of AEROSURF and potentially be developed as a life cycle extension of SURFAXIN under the name SURFAXIN LS;

•
risks relating to the rigorous regulatory approval processes, including pre-filing activities, required for approval of any drug, combination drug-device product or medical device that we may develop, whether independently, with strategic development partners or pursuant to collaboration arrangements;

•
the risk that the FDA or other regulatory authorities may not accept, or may withhold or delay consideration of, any applications that we may file, or may not approve our applications or may limit approval of our products to particular indications or impose unanticipated label limitations;

•
risks that unfavorable credit and financial markets may adversely affect our ability to fund our activities, through our “at the market offering” program (ATM Program) or otherwise, and that our ATM Program may expire unutilized or be exhausted; and that additional equity financings could result in substantial equity dilution or result in a downward adjustment to the exercise price of five-year warrants that we issued in February 2011 (which contain price-based anti-dilution adjustments);

•	risks that reimbursement and health care reform may adversely affect us or that our products will not be accepted by physicians and others in the medical community;
•
the risk that changes in the national or international political and regulatory environment may make it more difficult to gain FDA or other regulatory approval of our drug products and medical device candidates;

•	the risk that if we fail to maintain compliance with continued listing requirements of Nasdaq, our common stock may be delisted and the value of our common stock decrease;
•	the risks that we may be unable to maintain and protect the patents and licenses related to our products and that other companies may develop competing therapies and/or technologies;
•	the risks that we may become involved in securities, product liability and other litigation and that our insurance may be insufficient to cover costs of damages and defense;
•
the risk that we, our strategic partners or collaborators will be unable to attract and retain key employees, including qualified scientific, professional and other personnel, in a competitive market for skilled personnel, which could have a material adverse effect on our commercial and development activities and our operations; and

•	other risks and uncertainties detailed in “Risk Factors” and elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus.

Pharmaceutical, biotechnology and medical technology companies have suffered significant setbacks conducting clinical trials, even after obtaining promising earlier preclinical and clinical data. Moreover, data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. After gaining approval of a drug product, pharmaceutical and biotechnology companies face considerable challenges in marketing and distributing their products, and may never become profitable.

The forward-looking statements contained in this prospectus or the documents incorporated by reference herein speak only as of their respective dates. Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all. Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risks described below or in any applicable prospectus supplement and other information, including our financial statements and related notes previously included in our periodic reports, filed with the Commission, and in the documents incorporated therein by reference before deciding to invest in our securities. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The following risks, among others, could cause our actual results, performance, achievements or industry results to differ materially from those expressed in our forward-looking statements contained herein and presented elsewhere by management from time to time. If any of the following risks actually occurs, our business prospects, financial condition or results of operations could be materially harmed. In such case, the market price of our securities would likely decline and you could lose all or part of your investment.

We will require in the near term, but may be unable to secure when needed, significant additional capital to support our operations, pay our debt service, commercialize our approved products and continue our other research and development programs, beginning with AEROSURF. Moreover, any financings could result in substantial dilution to our stockholders, cause our stock price to fall and adversely affect our ability to raise capital.

Our operations have consumed substantial amounts of cash since inception. As of March 31, 2014, we have an accumulated deficit of approximately $491 million and we expect to continue to incur significant, increasing operating losses over the next several years. As of March 31, 2014, we had cash and cash equivalents of approximately $76 million and $30 million ($18.8 million net of discount) of long-term debt under a secured loan (Deerfield Loan) with affiliates of Deerfield Management Company, L.P. (Deerfield). Before any additional financings, including under our ATM Program, we anticipate that we will have sufficient cash available to support our operations and debt service obligations through the third quarter of 2015.

We expect to continue to require significant additional infusions of capital to execute our business strategy until such time as the net revenues from SURFAXIN and, potentially, AEROSURF, and from potential strategic alliance and collaboration arrangements and other sources, are sufficient to offset our cash flow requirements. SURFAXIN drug product has been available commercially since November 2013. Our early experience suggests that the time required to obtain hospital formulary acceptance and receive a hospital’s purchase request is longer than we expected. While we continue to believe that we will ultimately be successful with the commercial introduction of SURFAXIN, we expect our revenues from SURFAXIN will be modest in the next several years and then increase slowly over time. Accordingly, for the next several years, we expect that our cash outflows for development programs, operations and debt service will outpace our revenues from product sales.

We cannot be certain that additional capital will be available on acceptable terms, or at all. If we are unable to secure additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of our products or our research and development programs. We also could be required to:
•	seek collaborators for one or more of our development programs for territories that we had planned to retain or on terms that are less favorable than might otherwise be available; and/or
•	relinquish or license on unfavorable terms our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves.

If we are unable to secure capital from strategic alliances and collaboration arrangements and other similar transactions, we may seek additional capital from the public markets, which could have a dilutive impact on our stockholders and the issuance, or even potential issuance, of shares could have a negative effect on the market price of our common stock. Depending on conditions in the global financial markets, we may face significant challenges accessing the capital markets at a time when we would like or require, and at an increased cost of capital. Except for our ATM Program with Stifel, Nicolaus & Company, Incorporated, which can be cancelled at any time, we do not have in place arrangements to obtain additional capital. Any such financing could be difficult to obtain or only available on unattractive terms and could result in significant dilution of stockholders’ interests. In any such event, the market price of our common stock may decline. In addition, failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our business plan, financial performance and stock price and could delay new product development and clinical trial plans.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that our management may provide from time to time (including, but not limited to, those relating to product approval, production and supply dates, commercial launch dates, and other financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There will be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in (or incorporated by reference in) this prospectus should not be regarded as an indication that we or our management or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

Our clinical development program for AEROSURF involves significant risks and uncertainties that are inherent in the clinical development and regulatory approval processes. Our clinical trials may be delayed, or fail, which will harm our business prospects.

We are currently conducting a phase 2a clinical trial, which is an open label, single-dose study with the primary goal of evaluating the safety and tolerability of aerosolized KL4 surfactant drug product administered in escalating inhaled doses in premature infants 29 to 32 weeks gestational age who are receiving nCPAP for RDS, compared to infants receiving nCPAP alone. This clinical trial is the first in a series of clinical trials that will be needed to gain marketing authorization for AEROSURF. Such programs generally take two to five years or more to complete and may be delayed by a number of factors. We may not reach agreement with the FDA or a foreign regulator on the design of any one or more of the clinical trials necessary for approval, or we may be unable to reach agreement on a single design that would permit us to conduct a single clinical program. Conditions imposed by the FDA and foreign regulators on our clinical program could significantly increase the time required to complete and the costs of conducting clinical trials. For example, we may not be successful in achieving a study design that is acceptable to both the FDA and regulators in other countries, which would cause us to limit the scope of our activities or greatly increase our investment. Like many biotechnology companies, even after obtaining promising preliminary findings or results in earlier preclinical studies and clinical trials, we may suffer significant setbacks in any stage of our clinical trials. Clinical data is susceptible to varying interpretations that may delay, limit or prevent regulatory approval. In addition, we may be unable to enroll patients quickly enough to meet our expectations for completing any or all of these trials.

The timing and completion of current and planned clinical trials of our product candidates depend on many factors, including the rate at which patients are enrolled. Delays in patient enrollment in clinical trials may occur, which would be likely to result in increased costs, program delays, or both. Patient enrollment is a function of many factors, including:
•	the number of clinical sites;
•	the size of the patient population;
•	the eligibility and enrollment criteria for the study;
•	the willingness of patients’ parents or guardians to participate in the clinical trial;
•	the existence of competing clinical trials;
•	the existence of alternative available products; and
•	geographical and geopolitical considerations.

If we are able to achieve our patient enrollment targets in our clinical trials, our patients could suffer adverse medical events or side effects that are known to be associated with surfactant administration, such as a decrease in the oxygen level of the blood, or currently unknown to us. It is also possible that we, our AEROSURF Clinical Trial Steering Committee, the Safety Review Committee, or the FDA could interrupt, delay or halt any one or more of our clinical trials for AEROSURF or any of our product candidates. If our AEROSURF Clinical Trial Steering Committee, the Safety Review Committee, any regulator or we believe that study participants face unacceptable health risks, any one or more of our clinical trials could be suspended or terminated. In addition, clinical trials may be interrupted, delayed or halted, in whole or in part, for reasons other than health and safety concerns, including, among other things, matters related to the design of the study, drug availability, AEROSURF Clinical Trial Steering Committee and/or Safety Review Committee recommendation, or business reasons.

In addition to our planned clinical program to support AEROSURF, in the future, we also may initiate or support clinical trials evaluating other KL4 surfactant pipeline products. All of these clinical trials will be time-consuming and potentially costly. Should we fail to complete our clinical development programs or should such programs yield unacceptable results, such failures would have a material adverse effect on our business.

If we fail to successfully commercialize SURFAXIN, or if our efforts to commercialize SURFAXIN are significantly delayed or impaired, our ability to grow our revenues and continue our development programs will be impaired, and we may be unable to secure the additional capital that we require, which would have a material adverse effect on our business, financial condition and results of operations and the price of our common stock would likely decline.

We initiated the commercial introduction of SURFAXIN in late 2013. SURFAXIN product sales are expected to constitute most, if not all, of our total revenue from product sales over the next several years. Our efforts to successfully execute the commercial introduction of SURFAXIN are subject to a variety of risks and uncertainties that could cause actual results to be materially different. The commercial success of SURFAXIN and our ability to generate and increase revenues will depend on a number of factors, including the following:
•	the number of hospitals and critical-care centers that agree to place SURFAXIN drug product on their formulary lists and the length of time required to achieve broad formulary acceptance;
•
the willingness of hospitals to accept and employ WARMING CRADLE® dry-block heater, a device that warms drug vials at the temperature and for the time period designated in the SURFAXIN prescribing information;

•
the effectiveness of our marketing, sales and medical affairs organizations and their ability to (a) accurately describe SURFAXIN consistent with its approved labeling, and (b) educate and provide critical care providers and hospitals with medical and scientific education and information;

•	our ability to gain access to the entire market with our commercial organization;
•
our ability to provide hospitals acceptable evidence of the safety and efficacy of SURFAXIN and the perceived advantages of SURFAXIN, a synthetic, peptide-containing surfactant, over alternative animal-derived surfactants;

•
the pharmacoeconomic benefits (which are determined by comparing, among other things, the cost and effects of a product when compared to different treatment options) and cost-effectiveness of our products;

•
the impact of adding SURFAXIN and WARMING CRADLE heater to formulary and medical device hospital lists and the availability, cost and potential advantages of alternative treatments, including less expensive generic drugs and other competitive products;

•	the availability of different size drug vials and medical devices to meet the specific needs of healthcare practitioners;
•	the claims, limitations, warnings and other information that appear in the package insert and labeling of SURFAXIN drug product;
•	the willingness of third-party payers, including government payers, to provide coverage and reimbursements to patients, physicians and other providers who wish to prescribe and use our products;
•	our ability to secure and maintain regulatory marketing approvals from the United States and foreign regulatory authorities;
•	the rate of preterm births;
•	the number of infants who are diagnosed with RDS and the number treated with SURFAXIN;
•	the growth of commercial sales;
•
our ability to meet commercial demand for SURFAXIN, including through maintenance of commercial supplies of our active drug substances and other excipients, and manufacturing capabilities, by ourselves and through contract manufacturing organizations (CMOs); and commercial inventory supplies of our medical device products; and

•	the sufficiency of coverage or reimbursement by third parties.

Generally, before we can attempt to sell products in a hospital, drug products must be approved for addition to that hospital’s list of approved drugs, or formulary list, by the hospital’s pharmacy and therapeutics (P&T) committee. A hospital’s P&T committee typically governs all matters pertaining to the use of medications within the institution, including the review of medication formulary data and recommendations for the appropriate use of drugs within the institution to the medical staff. The frequency of P&T committee meetings at hospitals varies considerably, and P&T committees often require additional information to aid in their decision-making process. Therefore, we may experience substantial delays in obtaining formulary approvals. In addition, our AFECTAIR device must be approved for use by hospitals’ materials management, and we will need to arrange with each hospital to include a WARMING CRADLE on the hospital’s list of approved laboratory equipment. There can be no assurance that we will be successful in gaining the required hospital approvals for our products. Additionally, hospitals may be concerned that the cost of acquiring our products for use in their institutions will adversely impact their overall budgets, which could cause resistance to efforts to add our drugs to the formulary and products to the materials list, or cause hospitals to implement restrictions on the usage of our drugs and products in order to control costs. We cannot guarantee that we will be successful in obtaining the approvals we need from enough hospitals quickly enough to optimize hospital sales of SURFAXIN, AFECTAIR or our other products.

Our efforts to achieve formulary acceptance of SURFAXIN, and to educate the medical community and third-party payers regarding the benefits of SURFAXIN will require significant, focused and competent resources and we may not be successful in achieving our objectives. If we are unable to achieve formulary acceptance in our target hospitals, the revenues we generate from sales will be limited and we may never achieve profitability.

The commercial success of our product candidates, including SURFAXIN, AFECTAIR, and, if approved, AEROSURF, will depend in large part upon the degree of market acceptance by physicians, patients, healthcare payers and others in the medical community.

Even if we are successful in achieving formulary acceptance of SURFAXIN and, if approved, AEROSURF, and adoption of AFECTAIR device, in our target hospitals, if we do not achieve broad market acceptance of our products by physicians, respiratory therapists, nurses and other personnel in the NICU and PICU and elsewhere in the hospital, as well as patients, healthcare payers and others in the medical community in general, we may not generate sufficient revenues to support continued commercialization of these and our other products, if approved for commercial sale. The degree of market acceptance of our approved products will depend on a number of factors, including:
•
the willingness of physicians and hospitals to utilize our products and the willingness of hospitals’ P&T committees to place our products on formulary or on the list of medical devices the hospital will purchase;

•	the safety and efficacy of our products, both in fact and as perceived by the medical community, regulatory agencies and insurers and other payers, on both a short and long-term basis;
•	the potential advantages of our products over alternative treatments;
•	the relative convenience and ease of use;
•	the prevalence and severity of any adverse events, including any unexpected adverse events of which we become aware; and
•	the degree to which the market believes that we are able to manufacture our products and produce supply sufficient to meet market demand.

As a company, we have limited experience in the field of marketing or selling pharmaceutical and medical device products and limited marketing capabilities, which may restrict our success in commercializing our products. We have established our own commercial and medical affairs organization to launch our products in the United States. While we believe that this strategy greatly improves our ability to introduce our products in the United States, it may also increase the cost to commercialize our products.

We have limited experience in marketing or selling pharmaceutical and medical device products, although we have endeavored to hire individuals that have significant experience in neonatal indications and/or hospital-based products. We plan to rely solely on our own specialty respiratory critical care commercial and medical affairs organization to market and support SURFAXIN, and our products under development, AEROSURF and potentially SURFAXIN LS, if approved, in the United States. We also plan to rely on our own commercial and medical affairs organization to introduce AFECTAIR device in the United States. Commercializing our products in the United States on our own may cause our commercialization costs to increase, but will potentially avoid the transfer of rights to our products or drug product candidates and thereby potentially increase the revenue opportunity. Building our own commercial and medical affairs capabilities is potentially expensive and time-consuming and requires a substantial capital investment. Recruiting, training and retaining qualified personnel will be critical to our success. Competition for such personnel can be intense, and we may be unable to attract and retain a sufficient number of qualified individuals to successfully support the launch and continued distribution of our products. We also may be unable to provide competitive incentives to retain our sales force. If we are unable to successfully retain, motivate and attract experienced individuals for our commercial and medical affairs organization to support the introduction, marketing and sale of our products, we will have difficulty selling, maintaining and increasing the sales of our products, which could have a material adverse effect on our business.

We may also seek strategic alliances and/or collaboration arrangements to support the potential commercial introduction of SURFAXIN and, if approved, SURFAXIN LS in countries where regulatory marketing authorization is facilitated by the information contained in the SURFAXIN NDA approved by the FDA. We may not be successful in entering into any such arrangements, and the terms of any such arrangements may not be favorable to us. In addition, if we enter into co-marketing arrangements to market and sell additional products directly, we may need to further expand our commercial staff and incur additional expense.

If we enter into alliances, and/or collaboration arrangements to commercialize our products, such arrangements will subject us to a number of risks, including:
•	our collaborators may require that we transfer to them important rights to our products and/or product candidates;

•	we may not be able to control the amount and timing of resources that our collaborators devote to the commercialization of our products;
•
if our collaborators fail to perform their obligations under our arrangements to our satisfaction, we may not achieve our projected sales and our revenues would suffer. We also may incur additional expense to terminate such arrangements and to identify and enter into arrangements with replacement collaborators;

•	our collaborators may experience financial difficulties; and
•
business combinations or significant changes in a collaborator’s business strategy may adversely affect a collaborator’s willingness or ability to perform its obligations under any arrangement, which would adversely affect our business.

If we fail to enter into arrangements with third parties in a timely manner or if such parties fail to perform, it could adversely affect sales of our products. We and our third-party collaborators must also market our products in compliance with applicable federal, state and local laws, or foreign equivalents, related to providing incentives and inducements. Violation of these laws can result in substantial penalties.

If we fail to maintain our commercial and medical affairs capabilities or if we are unable to enter into arrangements with third parties in a timely manner when needed, or if such third parties fail to perform, it could adversely affect sales of our products. In addition, even if we establish or secure such capabilities, our third-party collaborators and we must also market our products in compliance with federal, state and local laws relating to the restrictions on incentives and inducements. Violation of these laws can result in substantial penalties. If we are unable to successfully motivate our sales force, or if our distributors fail to promote our products, we will have difficulty maintaining and increasing the sales of our products.

If we do not adequately forecast customer demand for our approved products, including SURFAXIN and, if approved, AEROSURF, our business could suffer. If we are successful, we also potentially are subject to risks associated with doing business globally.

Our business planning requires us to forecast demand and revenues despite numerous uncertainties. Actual results of operations may deviate materially from projected results. The timing and amount of customer demand and the commercial requirements to meet changing customer demand are difficult to predict. We may not be able to accurately forecast customer demand for our products and product candidates, starting with SURFAXIN, or to respond effectively to unanticipated increases in demand. This could have an adverse effect on our business. If we overestimate customer demand, or attempt to commercialize products for which the market is smaller than we anticipate, we could incur significant unrecoverable costs from creating excess capacity.

In addition, economic conditions at any time may result in reduced demand for our products, increased pricing pressure, longer sales cycles, and slower adoption rates for our products. Conditions in the healthcare industry, including lower healthcare utilization, cost containment efforts by governments and other payers for healthcare services and other factors may result in weaker overall customer demand and increased pricing pressure for our products. Such economic conditions may also adversely affect our suppliers, which could affect our ability to manufacture and sell our products.

We expect in the future to offer certain of our products in the European Union (EU) and other markets internationally, which would subject us to risks associated with doing business globally and under the laws, regulations and customs of various jurisdictions and geographies. These risks include fluctuations in currency exchange rates, changes in exchange controls, increasingly complex labor environments, expropriation and other governmental actions, availability of raw materials, changes in taxation, importation limitations, export/import control restrictions, changes in or violations of U.S. or local laws, including the United States Foreign Corrupt Practices Act, pricing restrictions, economic and political instability, diminished or insufficient protection of intellectual property, and disruption in a significant geographic region regardless of cause, including war, terrorism, riot, civil insurrection or social unrest. Failure to comply with, or material changes to, the laws and regulations that affect our business could have an adverse effect on our business, financial condition or results of operations.

We are continually evaluating our business strategy and may modify this strategy in light of developments in our business and other factors.

As we proceed with our plans to commercialize SURFAXIN in markets both inside and potentially outside the United States, we will continually evaluate our commercial strategy and will modify our plans as necessary to achieve our objectives. The activities associated with introduction of a new product are complex, involve many persons and entities, including third parties that we may not be able to control, and require the coordination of a number of elements, any one of which could involve unforeseen events or circumstances that require adjustment or the development of alternative strategies. If we encounter such events or circumstances, we will change our strategy and plans if we believe that such a change will be in our best interest. For example, if we experience any significant delay in our efforts to commercialize our products, we may adjust our approach to take into account any potential impact such a delay may have on our cash resources and our ability to fund our activities, or, if we were to determine that an alternative approach or structure would allow us to maintain control of our products or improve the profitability of our products in one or more markets, we will consider adopting such other approaches, including increasing our investment in internal capabilities. Similarly, if a potential partner or collaborator were to make observations or recommendations concerning the focus, sequence or approach of any or all of our research and development programs, we may consider taking such observations or recommendations into account in our planning process and activities. There can be no assurance, whether or not we alter our strategy or plans for any reason, that we will be successful, or that our product launches will be effectively executed on time, if at all, in all markets that we may identify.

Our ability to discover and develop new products depends on our internal research capabilities and our ability to acquire products. Although we continue to conduct research and development activities on products, our limited resources may not be sufficient to discover and develop new product candidates. To assist us with the development of our products and, if approved, commercialization of our products in markets outside the United States, we continue to evaluate potential strategic partnership and collaboration arrangements. However, there can be no assurance that our efforts will be successful or that, even if we identify and enter into any such strategic partnership or collaboration arrangement, that such transactions will be successfully implemented, if at all, within our expected time frames.

We continue to evaluate our business strategy and, as a result, may modify our strategy in the future. With respect to our research and development activities, to respond to changing circumstances, we may, from time to time, refocus our product development efforts on different products or may pace, delay or halt the development of various products. As a result of changes in our strategy, we may also change or refocus our existing drug discovery, development, commercialization and manufacturing activities. This could require changes in our facilities and personnel and restructuring various financial arrangements. There can be no assurances that any product development or other changes that we implement will be successful or that, after implementation of any such changes, that we will not refocus our efforts on new or different objectives.

Our manufacturing strategy includes relying, at least in part, on third parties to manufacture our approved products as well as our drug product and medical device candidates, which exposes us to risks that may affect our ability to maintain supplies of our commercial products and/or delay our research and development activities, regulatory approval and commercialization of our drug product and medical device candidates.

We currently manufacture SURFAXIN at our manufacturing operations in Totowa, New Jersey (Totowa Facility). Our lease for the Totowa Facility expires in June 2015. Our long-term strategy includes potentially extending the term of our lease, although there can be no assurance that we will be successful, and/or manufacturing SURFAXIN with CMOs. We also expect to manufacture our lyophilized KL4 surfactant, our CAG and AFECTAIR device, with CMOs. Our efforts to conduct a technology transfer of our manufacturing process and our planned future reliance on CMOs exposes us, among other things, to the following risks:
•
we may be unable to identify manufacturers with whom we might establish appropriate arrangements on acceptable terms, if at all, because the number of potential CMOs is limited and the FDA must approve any replacement CMO. This approval could require one or more pre-approval inspections as well as a potentially lengthy qualification process. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our approved products after receipt of FDA approval. This could take as long as 2 years to qualify and receive regulatory approval;

•
we may implement a plan to execute a technology transfer of our manufacturing process to a CMO and, after investing significant time and resources, learn that the CMO we chose is unable to successfully complete the technology transfer and manufacture our products in accordance with our plan;

•
CMOs might be unable to manufacture our products in the volume and to our specifications to meet our commercial, preclinical and clinical needs, or we may have difficulty scheduling the production of drug product and devices in a timely manner to meet our timing requirements;

•
CMOs may not perform as agreed, or may not remain in the CMO business for a lengthy time, or may refuse to renew an expiring agreement as expected, or may fail to produce a sufficient supply to meet our commercial and/or clinical needs;

•
CMOs are subject to ongoing periodic unannounced inspection by the FDA, international health authorities, registered Notified Bodies, the U.S. Drug Enforcement Administration, and corresponding state agencies to ensure strict compliance with current good manufacturing practices (cGMP) and/or quality system regulations (QSR) and other government regulations and corresponding foreign standards. We do not have control over a CMO’s compliance with these regulations and standards;

•
if we desire to make our drug products and/or devices available outside the United States for commercial or clinical purposes, our CMOs would become subject to, and may not be able to comply with, corresponding manufacturing and QSR of the various foreign regulators having jurisdiction over our activities abroad. Such failures could restrict our ability to execute our business strategies; and

•
if any third-party manufacturer makes improvements in the manufacturing process for our products, we may not have rights to, or may have to share, the intellectual property rights to any such innovation. We may be required to pay fees or other costs for access to such improvements.

Each of the foregoing risks and others could create uncertainty concerning our ability to maintain continuous supply of our products and product candidates, delay our commercial manufacturing plans and our development programs, as well as the approval, if any, of our product candidates, by the FDA or foreign regulator, or result in higher costs or deprive us of potential product revenues.

Manufacturing problems potentially could cause us to experience shortages of active pharmaceutical ingredients, SURFAXIN and our other product inventories, or delay our preclinical or clinical programs, which could have a material adverse effect on our business.

The manufacture of pharmaceutical and medical device products requires significant expertise and compliance with strictly enforced federal, state and foreign regulations. We, our CMOs or our materials and drug substances suppliers may experience manufacturing or quality control and assurance problems that could result in a failure to maintain compliance with cGMP and quality system requirements, or those of foreign regulators or notified bodies, which is necessary to continue manufacturing of our drug products, materials or drug substances. Other problems that may be encountered include:
•	the need to make necessary modifications to maintain a qualified facility;
•	difficulties with production and yields, including manufacturing and completing all required release testing on a timely basis to meet demand;
•	quality control and assurance problems related to, among other things, in-process monitoring and controls, and release and stability testing of our drug product, or materials and drug substances;
•	casualty damage to a facility; and
•	shortages of qualified personnel.

Such a failure could result in product production and shipment delays or an inability to obtain materials or drug substance supplies.

We currently manufacture our SURFAXIN drug product at our Totowa Facility. We manufacture our lyophilized KL4 surfactant, WARMING CRADLE dry-block heaters and AFECTAIR aerosol-conducting airway connectors with CMOs. In the past, we have experienced manufacturing or quality control problems and such problems may again occur, at our Totowa Facility or at the facilities of a CMO or a manufacturer of our drug substances and materials suppliers. Such problems may in the particular circumstance require potentially complex, time-consuming and costly comprehensive investigations to determine the root causes of such problems and may require detailed and time-consuming remediation efforts, which can further delay a return to normal manufacturing and production activities. Any failure by our own manufacturing operations or by the manufacturing operations of any of our CMOs or suppliers to comply with cGMP or, for devices, QSR, requirements or other FDA or similar foreign regulatory requirements could adversely affect our ability to manufacture our drug products, which could have a material adverse effect on our ability to manufacture a supply of commercial SURFAXIN drug product, or our products under development, and potentially adversely affect our research activities and our business and financial condition. Any interruption of our manufacturing at the Totowa Facility could result in a shortage of our commercial drug supply of SURFAXIN. We currently do not have a back-up facility for the Totowa Facility or our CMOs, or back-up suppliers of active pharmaceutical ingredients or excipients and other materials. A number of factors could cause interruptions, including:
•	equipment malfunctions or failures;
•	technology malfunctions;
•	interruption of material availability;
•	work stoppages or slowdowns;
•	damage to or destruction of the facility;
•	regional power shortages; and
•	product tampering.

In connection with our drug product manufacturing activities, we own certain specialized manufacturing equipment, employ experienced manufacturing senior executive and managerial personnel, and continue to invest in enhanced quality systems and manufacturing capabilities. However, we do not have fully-redundant systems and equipment to respond promptly in the event of a significant loss at our or a CMO’s manufacturing operations. Under certain conditions, we may be unable to produce SURFAXIN at the required volumes or to appropriate standards, if at all. If we are unable to successfully maintain our manufacturing capabilities and at all times comply with cGMP, it will adversely affect our efforts to market and sell SURFAXIN and have an adverse effect on our sales.

We may enter into strategic alliances, co-marketing or other collaboration arrangements, which could expose us to risks associated with the transfer of control to third parties and may require that we transfer rights to our products to our partners and collaborators.

To support our AEROSURF development program and potentially the commercial introduction of AEROSURF in markets outside the United States, we seek a significant strategic alliance that potentially could provide development, regulatory and commercial market expertise as well as financial resources for our AEROSURF development program, and, if approved, support for the commercial introduction of AEROSURF in the EU and other selected markets outside the United States. While we are engaged in discussions with potential strategic partners who could provide development and commercial expertise as well as financial resources (potentially in the form of upfront payments, milestone payments, commercialization royalties and a sharing of research and development expenses), there can be no assurance that we will ultimately secure such an alliance, if at all, on acceptable terms.

To support the commercial introduction of SURFAXIN and our other KL4 surfactant products, including potentially SURFAXIN LS, in markets outside the United States, we may seek strategic alliances and/or collaboration arrangements potentially to gain regulatory approval for SURFAXIN and, if approved, SURFAXIN LS, and support the commercial introduction of these products in countries where regulatory marketing authorization is facilitated by an FDA-approved NDA.

If we succeed in entering into one or more strategic alliances, or co-marketing or other collaboration arrangements, our ability to execute our operating plan will depend upon numerous factors, including the performance of the strategic partners and collaborators with whom we may engage. Under these arrangements, our partners may control key decisions relating to the development and, if approved, commercialization of our products. Such rights of our partners would limit our flexibility in considering development strategies and in commercializing our products. In addition, if we breach or terminate our agreements or if our strategic partners or collaborators otherwise fail to conduct their activities in a timely manner, or if there is a dispute about our respective obligations, we may need to seek other partners or collaborators or, in the alternative and after a potentially unacceptable delay, develop our own internal sales and marketing capabilities to commercialize our products in markets outside the United States. If we fail to successfully develop these relationships, or if we or our partners or collaborators fail to successfully develop or commercialize any of our products, it may delay or prevent us from developing or commercializing our products in a competitive and timely manner and would have a material adverse effect on the commercialization of our products.

For example, our collaboration arrangement with Laboratorios del Dr. Esteve, S.A. (Esteve) for SURFAXIN and certain other of our drug product candidates is focused on Andorra, Greece, Italy, Portugal and Spain (Esteve Territory). We have limited influence over the decisions made by Esteve or its sublicensees or the resources that they may devote to the marketing and distribution of our KL4 surfactant products in their licensed territory, and Esteve or its sublicensees may not meet their obligations in this regard. Our marketing and distribution arrangement with Esteve may not be successful, and, as a result, we may not receive any revenues from it. In addition, we may not be able to enter into marketing and sales agreements for our KL4 surfactant pipeline products on acceptable terms, if at all, in territories not covered by the Esteve agreement, or for any of our other drug product candidates. If Esteve or we should fail to conduct our respective collaboration-related activities in a timely manner, or otherwise breach or terminate the agreements that make up our collaboration arrangements, or if a dispute should arise under our collaboration arrangements, such events could impair our ability to commercialize or develop our products in the Esteve Territory. In that event, we may need to seek other partners and/or collaboration arrangements, or we may have to develop our own internal capabilities to market the covered products in the Esteve Territory.

Our plan to use strategic alliances and collaboration arrangements to leverage our capabilities may not be successful if we are unable to integrate our partners’ capabilities with our own or if our partners’ capabilities do not meet our expectations.

As part of our strategy, we intend to continue to evaluate strategic partnership opportunities and collaboration arrangements. In order for these efforts to be successful, we must first identify partners whose capabilities complement and integrate well with ours. Among other things, technologies to which we gain access may prove ineffective or unsafe. Ownership of these technologies may be disputed. The agreements that grant us access to such technologies may expire and may not be renewable or could be terminated if our partners or we do not meet our respective obligations. In addition, our partners may provide certain services for us, such as product development support or distribution services. These agreements may be subject to differing interpretations and we and our partners may not agree on the appropriate interpretation or specific requirements. Among other things, our partners may prove difficult to work with, less effective than we originally expected or unable to satisfy their financial and other commitments to us. Failure of our partners to perform as needed could place us at a competitive disadvantage.

If one of our strategic partners or collaborators pursues a product that competes with our products, there could be a conflict of interest and we may not receive expected revenues or milestone or royalty payments.

Certain of our potential strategic partners and collaborators may be developing or marketing a variety of products, some with other partners. Partners or collaborators with whom we enter into distribution agreements may sell and market products that compete with ours, or they may seek to develop, market or sell existing or alternative products or technologies or products targeted at the same diseases or conditions as the products that are the subject of an arrangement with us. Our strategic partners and collaborators may also develop products that are similar to or compete with products they are developing in collaboration with us. If these entities pursue other products instead of our products, we may not receive the anticipated revenues or milestone or royalty payments, or our efforts to distribute our products may be adversely affected.

If our business development activities are unsuccessful, our business could suffer and our financial performance could be adversely affected.

As part of our long-term growth strategy, we engage in business development activities intended to identify and develop strategic opportunities, including potential strategic alliances, joint development opportunities, acquisitions, technology licensing arrangements and other similar opportunities. Such opportunities may require substantial investments. Our success in developing products or expanding into new markets from such activities will depend on a number of factors, including our ability to identify suitable opportunities for investment, alliance or acquisition; whether we are able to complete an investment, alliance or acquisition on terms that are satisfactory to us; the strength of our underlying technology, products and our ability to execute our business strategies; any intellectual property and litigation related to these products or technology; and our ability to successfully execute the investment, alliance or acquisition into our existing operations, including to fund our share of any in-process research and development projects. If we are unsuccessful in our business development activities, we may be unable to meet our financial targets and our financial performance could be adversely affected.

We may have difficulty managing our growth.

We have experienced significant growth in the scope of our operations as we have prepared for the anticipated launch of our products in the United States, and thereafter, through strategic partnerships or distributorships, in the EU and in selected markets outside the United States. As this potential growth occurs, it has and will continue to place additional significant demands on our management and our financial and operational resources, and will require that we continue to develop and improve our operational, financial and other internal controls. We also are engaged in discussions with potential strategic partners, which, if successful, will require additional management resources and controls to implement and potentially add a layer of complexity to our operations. We plan at various stages of development to distribute our products in the United States and potentially the EU and potentially other major markets, through potential strategic alliances and collaboration arrangements. This expansion could further increase the challenges involved in implementing appropriate operational and financial systems, expanding manufacturing and production capacity, expanding our marketing and sales infrastructure and capabilities, and providing adequate training and supervision to maintain high quality standards. We believe that the significant challenges associated with our potential growth will include our ability to recruit, train and integrate skilled marketing, sales, medical affairs, supply chain, administrative and management personnel; to establish and effectively manage strategic partnerships and collaboration arrangements to support our development and commercialization activities; and to provide for manufacturing, including analytical testing and distribution capabilities, for our products, and clinical capabilities for our products under development. Our inability to grow our business effectively and appropriately or otherwise adapt to growth would cause our business, financial condition and results of operations to suffer.

Our existing and future debt obligations could impair our liquidity and financial condition, and in the event we are unable to meet our debt obligations, the lenders could foreclose on our assets.

In connection with the Deerfield Loan, we received from Deerfield $30 million principal amount, which accrues interest at an annual rate of 8.75%, payable in cash quarterly, and which is secured by a security interest on substantially all of our assets. Principal repayments are required beginning in 2017, subject to certain potential deferrals. Our debt obligations:
•	could impair our liquidity;
•	could make it more difficult for us to satisfy our other obligations;
•
require us to dedicate cash flow to payments on our debt obligations, which would reduce the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements;

•
impose restrictions on our ability to incur other indebtedness, grant liens on our assets, other than permitted indebtedness and permitted liens, and could impede us from obtaining additional financing in the future for working capital, capital expenditures, acquisitions and general corporate purposes;

•	impose restrictions on us with respect to the use of our available cash, including in connection with future acquisitions;
•	could adversely affect our ability to enter into strategic transactions and similar agreements, or require us to obtain the consent of our lenders;
•	make us more vulnerable in the event of a downturn in our business prospects and could limit our flexibility to plan for, or react to, changes in our licensing markets; and
•	could place us at a competitive disadvantage when compared to our competitors who are not similarly restricted.

Should we fail in the future to make any required payment under the Deerfield Loan or fail to comply with the covenants contained in the loan agreement and other related agreements, we would be in default regarding that indebtedness. Since we have pledged substantially all of our assets to secure our obligations under the Deerfield Loan, a debt default would enable the lenders to foreclose on the assets securing such debt and could significantly diminish the market value and marketability of our common stock and could result in the acceleration of the payment obligations under all or a portion of our consolidated indebtedness.

Our activities are subject to various and complex laws and regulations, and we are susceptible to a changing regulatory environment. Any failure to comply could adversely affect our business, financial condition and results of operations.

Our products and our operations are regulated by numerous government agencies, both inside and outside the United States. Our drug product candidates and medical devices must undergo lengthy and rigorous testing and other extensive, costly and time-consuming procedures mandated by the FDA and foreign regulatory authorities. Our facilities and those of our third-party providers must be approved and licensed prior to production and remain subject to inspection at any time thereafter. Failure to comply with the requirements of the FDA or other regulatory authorities, including a failed inspection or a failure in our post-marketing reporting, could result in warning letters, product recalls or seizures, monetary sanctions, injunctions to halt the manufacture and distribution of our products, civil or criminal sanctions, refusal of a government to grant approvals or licenses, restrictions on operations or withdrawal of existing approvals and licenses. Any of these actions could damage our reputation and have a material adverse effect on our sales. In addition, requirements of the FDA and other regulatory authorities may change and implementing any additional compliance requirements may increase our costs, or force us or our third-party providers to suspend production, which could result in a shortage of our approved product or delays in the commercial introduction of our new product candidates, if approved.

With the commercial launch of SURFAXIN, AFECTAIR and, if approved, AEROSURF, we are and will be required to comply with not only the requirements of the FDA and potentially international regulators, but will also become subject to various federal, state and international laws regulating the sales, marketing, and distribution of healthcare-related products. These laws govern such activities as our relationships with healthcare providers, the promotion of our products, and pricing of prescription drug products and medical devices. The sales and marketing of products and relationships that pharmaceutical and medical device companies have with healthcare providers are under increasing scrutiny by federal, state and foreign government agencies. The FDA and other federal regulators have increased their enforcement activities with respect to the Anti-Kickback Statute, False Claims Act, off-label promotion of products, and other healthcare related laws, antitrust and other competition laws. The Department of Justice also has increased its focus on the enforcement of the United States Foreign Corrupt Practices Act, particularly as it relates to the conduct of pharmaceutical companies. Foreign governments have also increased their scrutiny of pharmaceutical companies’ sales and marketing activities and relationships with healthcare providers.

Of particular importance, federal and state anti-kickback laws make it illegal for a prescription drug manufacturer to solicit, offer, receive, or pay any remuneration in exchange for, or to induce, the referral of business, including the purchase or prescription of a particular drug. These laws can be complicated, are subject to frequent change and may be violated unknowingly. In addition, the absence of guidance for some of these laws and the very few court decisions addressing industry practices increase the likelihood that our practices could be challenged under anti-kickback or similar laws. False claims laws prohibit anyone from knowingly and willingly presenting, or causing to be presented, for payment to the government (including Medicare and Medicaid) claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. In addition, a number of states require that companies implement compliance programs or comply with industry ethics codes, adopt spending limits, and report to state governments any gifts, compensation, and other remuneration provided to physicians. Many pharmaceutical, device, and other health care companies have been investigated and prosecuted for alleged violations of these laws. Sanctions under these laws may include civil monetary penalties, exclusion of a manufacturer's products from reimbursement under government programs (including Medicare and Medicaid), criminal fines, and imprisonment. Companies that have chosen to settle these alleged violations have typically paid multi-million dollar fines to the government and agreed to abide by corporate integrity agreements, which often include significant and costly burdens. Under the federal False Claims Act and related state laws, private individuals may bring similar actions. In addition, an increasing number of state laws require manufacturers to report to the state certain pricing and marketing information. Many of these laws contain ambiguities as to what is required to comply with the laws. Given the lack of clarity in laws and their implementation, our reporting actions could be subject to the penalty provisions of the state authorities.

We are continually evaluating our comprehensive compliance program, including policies, training and various forms of monitoring, designed to address the sales-and-marketing-related risks set forth above. However, no compliance program can mitigate risk in its entirety. Violations or allegations of violations of these laws may result in large civil and criminal penalties, debarment from participating in government programs, diversion of management time, attention and resources and may otherwise have a material adverse effect on our business, financial condition and results of operations.

The regulatory approval process for our products is expensive and time-consuming and the outcome is uncertain. We may not obtain required regulatory approvals to commercialize our products.

To test, make and sell our products under development, we must receive regulatory approvals for each product. The FDA and foreign regulators, such as the European Medicines Agency, extensively and rigorously regulate the testing, manufacture, distribution, advertising, pricing and marketing of drug products. This approval process includes (i) preclinical studies and clinical trials of each drug product candidate and active pharmaceutical ingredient to establish its safety and effectiveness, and (ii) confirmation by the FDA and foreign regulators that we maintain good laboratory and manufacturing practices during testing and manufacturing. Even if favorable data are generated by clinical trials, the FDA or foreign regulator may not accept or approve an NDA or market authorization application filed for a drug product on a timely basis or at all.

We are currently conducting a phase 2a clinical program for AEROSURF. There can be no assurance that issues requiring protracted and time-consuming preclinical studies will not arise or that our clinical program trials will be concluded successfully. There can be no assurance that we will be successful in gaining regulatory approval for AEROSURF or, if we determine that there is a feasible development plan that can be accomplished with an acceptable investment and within an acceptable time, SURFAXIN LS, if at all.

We plan to pursue clinical development in the United States and potentially in the EU and other markets, and, if approved, market and sell our products in the United States and potentially in the EU and other major markets. To accomplish this objective, we must obtain and maintain regulatory approvals and comply with regulatory requirements in each jurisdiction. To avoid the significant expense and lengthy time required to complete multiple clinical programs, we expect to meet with relevant regulatory authorities with the goal of designing a single, global clinical program. There can be no assurance that our efforts will be successful. If we are unable to reach agreement with the various regulatory authorities, we may not be able to pursue regulatory approval of our products in all of our selected markets.

The approval procedures vary among countries in complexity and timing. We may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all, which would preclude us from commercializing products in those markets. In addition, some countries, particularly the countries of the EU, regulate the pricing of prescription pharmaceuticals. In these countries, pricing discussions with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of their product candidate to other available therapies. Such trials may be time-consuming and expensive, and may not show an advantage in efficacy for our products. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, in either the United States or the EU, we could be adversely affected.

Even though some of our product candidates have qualified for expedited review, the FDA may not approve them at all or any sooner than other product candidates that do not qualify for expedited review.

The FDA has notified us that two indications of our KL4 surfactant technology pipeline, BPD in premature infants and ARDS in adults, have been granted designation as “Fast Track” products under provisions of the Food and Drug Administration Modernization Act of 1997. We believe that other potential products in our KL4 surfactant technology pipeline may also qualify for Fast Track designation. Fast Track designation does not accelerate clinical trials nor does it mean that the regulatory requirements are less stringent. Our products may cease to qualify for expedited review and our other product candidates may fail to qualify for Fast Track designation or expedited review. Moreover, even if we are successful in gaining Fast Track designation, other factors could result in significant delays in our development activities with respect to our Fast Track products.

Even if we succeed in gaining regulatory approval to market our drugs, if the FDA and foreign regulators later withdraw their approval or otherwise restrict marketing, our business would be materially harmed.

The FDA has approved SURFAXIN for marketing in the United States. Our development program for AEROSURF is in phase 2 clinical trials. We currently are planning to seek regulatory advice from the FDA to determine if we could gain marketing authorization for SURFAXIN LS, a lyophilized dosage form of SURFAXIN, under a development plan that would be both capital efficient and capable of implementation within a reasonable time. If feasible, we would likely seek to implement such a development plan. Foreign regulators have not yet approved SURFAXIN or any of our KL4 surfactant products under development. Without regulatory approval, we will not be able to market these products. Even if we were to succeed in gaining regulatory approvals for any of our products, the FDA or a foreign regulator could at any time withdraw any approvals granted if there is a later discovery of previously unidentified problems or if we fail to comply with other applicable regulatory requirements at any stage in the regulatory process, or the FDA or a foreign regulator may restrict or delay our marketing of a product, including by requiring us to include warnings and other restrictions in the package inserts for our products, or force us to make product recalls. In addition, the FDA could impose other sanctions such as fines, injunctions, civil penalties or criminal prosecutions. Any withdrawal of our regulatory approval or significant restriction on our ability to market our products after approval would have a material adverse effect on our business.

Our research and development programs, including for AEROSURF, involve significant risks and uncertainties that are inherent in the clinical development and regulatory approval processes.

Development risk factors include, but are not limited to, whether we, or our third-party collaborators, contract research organizations, drug substances and materials suppliers and CMOs, will be able to:
•
competently execute and complete our preclinical and clinical trials of our KL4 surfactant product candidates with scientific results that are sufficient to support further development and regulatory approval;

•	receive the necessary regulatory approvals;
•	obtain adequate supplies of the active pharmaceutical ingredients, manufactured to our specifications and on commercially reasonable terms;
•	perform under agreements to supply drug substances, medical devices and related components and related services necessary to manufacture our KL4 surfactant product candidates;
•
provide for sufficient manufacturing capabilities to produce sufficient drug product, including for KL4 surfactant-related studies, AEROSURF and SURFAXIN LS development activities, and CAG devices and related materials to meet our preclinical and clinical development requirements; and

•	obtain the capital necessary to fund our research and development efforts, including our business administration, preclinical and clinical organizations, and our quality and manufacturing operations.

Because these factors, many of which are outside our control, could have a potentially significant impact on our development activities, the success, timing of completion and ultimate cost of development of any of our product candidates is highly uncertain and cannot be estimated with any degree of certainty. The timing and cost to complete drug trials alone may be impacted by, among other things:
•	slow patient enrollment;
•	long treatment time required to demonstrate effectiveness;
•	lack of sufficient clinical supplies and material;
•	adverse medical events or side effects in treated patients;
•	lack of compatibility with complementary technologies;
•	failure of a drug product candidate to demonstrate effectiveness; and
•	lack of sufficient funds.

If we do not successfully complete clinical trials, we will not receive regulatory approval to market our KL4 surfactant pipeline products. Failure to obtain and maintain regulatory approval and generate revenues from the sale of our products would have a material adverse effect on our financial condition and results of operations and likely reduce the market value of our common stock.

Failure to complete the development of our CAG device and related componentry in a timely manner, if at all, would have a material adverse effect on our efforts to develop AEROSURF or our other aerosolized KL4 surfactant products, and our business strategy.

We have developed a clinic-ready CAG device that is suitable for use in our ongoing phase 2 clinical trial and currently are working to further develop our CAG device for use in our planned phase 3 clinical trial and potentially for commercial use. Our development activities are subject to certain risks and uncertainties, including, without limitation:
•
We may not successfully develop a CAG device that is acceptable for use in a phase 3 program and commercial environment, if at all, on a timely basis and such inability may delay or prevent initiation of our phase 3 clinical trial.

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We will require access to sophisticated engineering capabilities. We have medical device engineering staff and we are currently working with Battelle Memorial Institute (Battelle), which has expertise in medical device development and medical device design and a successful track record in developing aerosolization systems for the medical and pharmaceutical industries. If for any reason we are unable to retain our own engineering capabilities, the agreement with Battelle is terminated, and we are unable to identify design engineers and medical device experts to support our development efforts, including for a clinic-ready CAG system for use in our planned clinical trials and, potentially, for commercial use and later versions of the CAG systems, it would have a material adverse effect on our business strategy and impair our ability to commercialize or develop AEROSURF or other aerosolized KL4 surfactant products.

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We will also require additional capital to advance our development activities and plan to seek a potential strategic partner or third-party collaborator to provide financial support and potentially medical device development and commercialization expertise. There can be no assurance, however, that we will successfully identify or be able to enter into agreements with such potential partners or collaborators on terms and conditions that are favorable to us. If we are unable to secure the necessary medical device development expertise to support our development program, this could impair our ability to commercialize or develop AEROSURF or other aerosolized KL4 surfactant products.

The realization of any of the foregoing risks would have a material adverse effect on our business.

If the parties we depend on for supplying our active drug substances, materials and excipients as well as manufacturing-related services do not timely supply these products and services, it may delay or impair our ability to manufacture and market our approved products and execute our development plans for our pipeline products. Such delays could adversely impact our operations and financial performance.

We rely on suppliers for our active drug substances, materials and excipients, and third parties for certain manufacturing-related services to manufacture drug product that meets appropriate content, quality and stability standards for commercial drug product use in preclinical programs and clinical trials and, for our approved products, commercial sales. Our ability to manufacture depends upon receiving adequate supplies and related services, which may be difficult or uneconomical to procure. Supply chain or manufacturing interruptions could negatively impact our operations and financial performance. The supply of any of our manufacturing materials may be interrupted because of supply shortages, poor vendor performance or other events outside our control, which may require us, among other things, to identify alternate vendors, which could involve a lengthy process, and result in lost sales and increased expenses.

In some cases, we are dependent upon a single supplier to provide all of our requirements for one or more of our drug substances, materials and excipients or one or more of our drug product device subcomponents, components and subassemblies. To assure compliance with cGMP requirements, we have entered into Quality Agreements with all of our suppliers of active drug substances and related materials. However, we have a requirements contract relating to continued access to active drug substances with only one provider of our drug substances. If we do not maintain manufacturing and service relationships that are important to us and are not able to identify a replacement supplier or vendor or develop our own manufacturing capabilities, our ability to obtain regulatory approval for our products could be impaired or delayed and our costs could substantially increase. Even if we are able to find replacement manufacturers, suppliers and vendors when needed, we may not be able to enter into agreements with them on terms and conditions favorable to us or there could be a substantial delay before such manufacturer, vendor or supplier, or a related new facility is properly qualified and registered with the FDA or other foreign regulatory authorities. The process of changing a supplier could have an adverse impact on future growth opportunities during the transition period if supplies of drug substances, materials or excipients on hand are insufficient to satisfy demand. Such delays could have a material adverse effect on our development activities and our business.

A catastrophic event at our Warrington, Pennsylvania facility or at our Totowa Facility or any of the facilities used by our CMOs and suppliers would prevent us from producing many of our drug products candidates and/or medical devices.

Our facilities consist of our headquarters in Warrington, Pennsylvania and our Totowa Facility. We maintain our analytical testing and device development laboratories in Warrington, Pennsylvania. Our Totowa Facility is specifically designed for the aseptic manufacture and filling of sterile pharmaceuticals in compliance with cGMP and is our only drug manufacturing facility. While we manufacture our SURFAXIN liquid instillate at our Totowa Facility, we depend upon CMOs and suppliers to manufacture WARMING CRADLE dry-block heaters, our lyophilized KL4 surfactant, our AFECTAIR device and our CAG. All of these products are or will be manufactured at a single facility. If a catastrophic event occurred at any our facilities or the facilities of any of our third-party manufacturers, such as a fire, flood or tornado, many of those products could not be produced until the manufacturing portion of such facility was restored and cleared by the FDA. With respect to our Totowa Facility, we maintain a disaster plan to minimize the effects of such a catastrophe, and we have obtained insurance to protect against certain business interruption losses. However, there can be no assurance that any such coverage will be adequate or that such coverage will continue to remain available on acceptable terms, if at all.

For the development and, if approved, commercialization of AEROSURF, we will depend in large measure upon the manufacturers and assemblers of our CAG devices. If we are unable to identify qualified manufacturers and assemblers, the timeline of our plans for the development and, if approved, commercialization of AEROSURF and any other aerosolized KL4 surfactant products, could suffer. We are exposed to similar risks with respect to the manufacture of our AFECTAIR device.

In connection with the development of AEROSURF, which is a combination drug/device product that produces our aerosolized KL4 surfactant, we plan to rely on CMOs to manufacture and assemble the CAG and all subcomponents of the CAG to support our preclinical experiments, planned clinical trials and, if approved, commercial device. The CAG device includes an aerosol control unit and a disposable AEROSURF Dose Pack (ADP). The ADP includes the critical drug product-contact components that are either cleaned or manufactured in an environmentally-controlled, clean area. The control unit and ADPs are assembled and packaged in a clean area. Each of the ADP devices is tested for conformance to designated product specifications during assembly and each of the assembled control units must be quality control tested prior to release and monitored for conformance to designated product specifications.

We have worked with Battelle to develop a clinic-ready optimized CAG device to support our phase 2 clinical program. As with many device development initiatives, there is a risk that, even if we are able to finalize specifications for a CAG system that is suitable for use in a phase 3 trial and, if approved, commercial applications, we may have difficulty identifying manufacturers that are able to consistently manufacture and assemble the subcomponents of our CAG systems to our specified standards. In addition, we may not be able to identify qualified additional or replacement manufacturers and assemblers to manufacture subcomponents and assemble our optimized CAG system and, if developed, later versions of our CAG systems, or we may not be able to enter into agreements with them on terms and conditions favorable and acceptable to us. In addition, the manufacturers and assemblers that we identify may be unable to timely comply with FDA, or other foreign regulatory agency, regulatory manufacturing requirements. If we do not successfully identify and enter into contractual agreements with manufacturers and assemblers that have the required expertise to produce our CAG devices as and when needed, it will adversely affect our timeline for the development and, if approved, commercialization of our aerosolized KL4 surfactant, including AEROSURF.

We are exposed to similar risks in the manufacture of our AFECTAIR device. We rely on our CMO for, among other things, the manufacture, packaging and labeling of our AFECTAIR device. These activities must be performed to specifications and in compliance with the regulations of the FDA and foreign regulators. In the event of any release of defective product, our CMO is obligated to cooperate with us, including for those defects that result in product recalls or other similar events. If our CMO is unable to manufacture to our specifications, or if our CMO fails to comply with the regulations of the FDA or foreign regulators, it could have a material adverse effect on our development and commercial activities and our financial condition and prospects.

Issues with product quality could have an adverse effect on our business, subject us to regulatory actions and costly litigation and cause a loss of customer confidence in our products or us.

Our success depends upon the quality of our products. Our future revenues will depend upon our ability to develop, maintain, and continuously improve our quality management system, including an objective and systematic process for monitoring and the evaluation of key process indicators. Quality and safety issues may occur with respect to any of our products. We are dependent upon third-party suppliers, manufacturers and service providers to support our development and commercialization activities. Third-party suppliers are required to comply with our quality standards. Failure of a third-party supplier to provide compliant raw materials or supplies could result in delays or other quality-related issues. A quality or safety issue could have an adverse effect on our business, financial condition and results of operations and may result in warning letters, product recalls or seizures, monetary sanctions, injunctions to halt manufacture and distribution of products, civil or criminal sanctions, refusal of a government to grant approvals and licenses, restrictions on operations or withdrawal of existing approvals and licenses. An inability to address a quality or safety issue in an effective and timely manner may also cause negative publicity, a loss of customer confidence in our current or future products or us, which may result in the loss of sales and difficulty in commercializing our products.

Medical device product defects could lead to recalls and harm our reputation, business and financial results.

The design, manufacture and marketing of our medical device products involve certain inherent risks. Our products must be designed, manufactured and marketed to specific product specifications. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. Personal injuries relating to the use of our products can also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals.

We also may be restricted or prohibited from marketing or manufacturing a product, even after obtaining marketing authorization, if previously unknown problems with the product or its manufacture are subsequently discovered and we cannot provide assurance that newly discovered or developed safety issues will not arise following any regulatory clearance. The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a mandatory recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, initiate a field alert or action, known as a recall, for a product if any material deficiency in a device is found. A government mandated or voluntary recall by us or our third-party manufacturers or suppliers could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. We are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require notification to the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report the recalls when they were conducted.

Under the FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that may cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

Marketing authorization to promote, manufacture and/or sell our products will be limited and subject to continuing review.

We have received marketing authorization in the United States for SURFAXIN. Our approved label contains, among other things, data from our pivotal phase 3 clinical trial, but there are limitations that affect the manner in which we may market and sell our SURFAXIN drug product. In addition, although we have registered the AFECTAIR device in the U.S, this registration does not include substantial claims with respect to potential use or efficacy. Moreover, if we register this product in the EU, that clearance also will be subject to limitations on the uses for which the product may be marketed and reduce our potential to successfully commercialize the product and generate revenue.

The FDA and other regulatory agencies actively enforce regulations prohibiting promotion of off-label uses and the promotion of products for which marketing clearance has not been obtained. If the FDA were to determine that our promotional materials, labeling, training or other marketing or educational activities constitute promotion of an unapproved use, it could direct us to cease or modify our training or promotional materials or subject us to serious regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities could take action if they consider our training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. If we were found to have improperly promoted off-label uses, we may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions. Due to these legal constraints, our marketing and sales efforts for AFECTAIR will be limited. For SURFAXIN, our marketing and sales efforts must be based on the contents of our label, although there is other data and information available that speaks to the benefits of our KL4 surfactant.

In addition, we will have to comply with reporting requirements applicable to drug products and medical devices, including the reporting of adverse events and device malfunctions related to our products. Later discovery of previously unknown problems, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturing problems or failure to comply with regulatory requirements may result in changes to labeling, restrictions on such products or manufacturing processes, withdrawal of the products from the market or regulatory enforcement actions.

Failure in our information technology systems could disrupt our operations and cause the loss of confidential information, customers and business opportunities.

As we prepare for the commercialization of our first approved products, we will need extensive information technology (IT) systems in virtually all aspects of our business, including billing, customer service, logistics and management of clinical trial and medical data management. In selecting the appropriate software packages and systems to manage and support our activities, we will consider both in-house development and specialty software and system packages offered by third party vendors, service providers and consultants. The systems we select may not be adequate to meet our needs or may fail to perform to the specified requirements. We may be required to seek other sources of system support, which would increase our costs and potentially delay our implementation of necessary activities. There can be no assurance that the IT systems that we select or choose to develop will be adequate to our needs, that they will perform to our requirements or that we will be successful in integrating them into our operations.

In addition, our technology systems are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events. Our success will depend, in part, on the continued and uninterrupted performance of our IT systems. IT systems may be vulnerable to damage, disruptions and shutdown from a variety of sources, including telecommunications or network failures, human acts and natural disasters. They also may be subject to physical or electronic intrusions, computer viruses, unauthorized tampering and similar disruptive problems. Likewise, data privacy breaches by employees and others with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. Along with our new IT systems, we plan to take precautionary measures to prevent unanticipated problems. Nevertheless, we may experience damages to our systems, system failures and interruptions and unauthorized disclosure of confidential information, and our data could be compromised.

There can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition of the company. In addition, there can be no assurances that a significant implementation issue may not arise as we continue to implement new systems and consolidate or replace existing (legacy) systems. If we experience systems problems, or if the systems we implement do not meet our expectations, they may interrupt our ability to operate. If we experience systems problems, or if we experience unauthorized disclosure of confidential information, it could adversely affect our reputation, result in a loss of customers and revenues and cause us to suffer financial damage, including significant costs to alleviate or eliminate the problem.

Future sales and issuances of our common stock or rights to purchase our common stock, including pursuant to our ATM Program, stock incentive plans and upon the exercise of outstanding securities exercisable for shares of our common stock, could result in substantial additional dilution of our stockholders, cause our stock price to fall and adversely affect our ability to raise capital.

We will require additional capital to continue to execute our business plan and advance our research and development efforts. To the extent that we raise additional capital through the issuance of additional equity securities and through the exercise of outstanding warrants, our stockholders may experience substantial dilution. We may sell shares of our common stock in one or more transactions at prices that may be at a discount to the then-current market value of our common stock and on such other terms and conditions as we may determine from time to time. Any such transaction could result in substantial dilution of our existing stockholders. If we sell shares of our common stock in more than one transaction, stockholders who purchase our common stock may be materially diluted by subsequent sales. Such sales could also cause a drop in the market price of our common stock. The issuance of shares of our common stock under the ATM Program, the issuance of shares upon exercise of outstanding warrants, including those issued to Deerfield in connection with the Deerfield Loan, will have a dilutive impact on our other stockholders and the issuance, or even potential issuance, of such shares could have a negative effect on the market price of our common stock.

If, during the term of certain of our warrants, we declare or make any dividend or other distribution of our assets to holders of shares of our common stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction), then the exercise price of such warrants may adjust downward and the number of shares of common stock issuable upon exercise of such warrants would increase. In addition, in February 2011, we issued five-year warrants that contain an anti-dilution provision that, subject to certain exclusions, potentially adjusts the exercise price of these warrants upon the issuance of securities at prices lower than the warrant exercise price. For the purpose of valuing securities that we may issue in the future in unit offerings, this anti-dilution provision values the warrant portion of a unit offering based on a Black Scholes pricing model. When such Black Scholes value is subtracted from the actual per-unit price of the offering, per-share value of the shares issued in such unit offering is decreased for the purposes of the anti-dilution provision. If we issue shares, units, or warrants in a financing that triggers the anti-dilution provision of these warrants, the exercise price of the February 2011 five-year warrants will be lowered thereby, increasing the likelihood that such warrants would be exercised. As a result of such warrant adjustments, we may be required to issue more shares of common stock, or shares at lower prices, than previously anticipated, which could result in further dilution of our existing stockholders.

We have filed this universal shelf registration statement with the Commission on Form S-3 for the proposed offering from time to time of up to $250 million of our securities, including common stock, preferred stock, varying forms of debt and warrant securities, or any combination of the foregoing. We may issue securities pursuant to this shelf registration statement on several occasions in the future in response to market conditions or other circumstances on terms and conditions that will be determined at such time.

As of March 31, 2014, we had 85,052,281 shares of common stock issued and outstanding. In addition, as of March 31, 2014, approximately 22,817,770 shares of our common stock were reserved for potential issuance upon the exercise of outstanding warrants, pursuant to our equity incentive plans and pursuant to our 401(k) Plan. The exercise of stock options and other securities could cause our stockholders to experience substantial dilution. Moreover, holders of our stock options and warrants are likely to exercise them, if ever, at a time when we otherwise could obtain a price for the sale of our securities that is higher than the exercise price per security of the options or warrants. Such exercises, or the possibility of such exercises, may impede our efforts to obtain additional financing through the sale of additional securities or make such financing more costly. It may also reduce the price of our common stock.

The market price of our stock may be adversely affected by market volatility.

The market price of our common stock, like that of many other development stage pharmaceutical or biotechnology companies, has been and is likely to be volatile. In addition to general economic, political and market conditions, the price and trading volume of our stock could fluctuate widely in response to many factors, including:
•	announcements of the results of clinical trials by us or our competitors;

•	patient adverse reactions to our products;
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governmental approvals, delays in expected governmental approvals or withdrawals of any prior governmental approvals or public or regulatory agency concerns regarding the safety or effectiveness of our products;

•	changes in the U.S. or foreign regulatory policy during the period of product development;
•	changes in the U.S. or foreign political environment and the passage of laws, including tax, environmental or other laws, affecting the product development business;
•	developments in patent or other proprietary rights, including any third-party challenges of our intellectual property rights;
•	announcements of technological innovations by us or our competitors;
•	announcements of new products or new contracts by us or our competitors;
•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;
•	changes in financial estimates by securities analysts and whether our earnings meet or exceed the estimates;
•	conditions and trends in the pharmaceutical and other industries;
•	new accounting standards; and
•	the occurrence of any of the risks described in these “Risk Factors” or elsewhere in this prospectus or our other public filings.

Our common stock is listed for quotation on Nasdaq. During the 12-month period ended March 31, 2014, the price of our common stock ranged between $1.50 and $2.73. We expect the price of our common stock to remain volatile. The average daily trading volume in our common stock varies significantly. For the 12-month period ended March 31, 2014, the average daily trading volume in our common stock was approximately 648,517 shares, and the average number of transactions per day was approximately 1,880. The instability observed in our daily volume and number of transactions per day may affect the ability of our stockholders to sell their shares in the public market at prevailing prices.

In the past, following periods of volatility in the market price of the securities of companies in our industry, securities class action litigation has often been instituted against companies in our industry. Even if securities class actions that may be filed against us in the future were ultimately determined to be meritless or unsuccessful, they would involve substantial costs and a diversion of management attention and resources, which could negatively affect our business.

If we fail to adhere to the strict listing requirements of Nasdaq, we may be subject to delisting. As a result, our stock price may decline and our common stock may be delisted. If our stock were no longer listed on Nasdaq, the liquidity of our securities likely would be impaired.

Our common stock currently trades on Nasdaq under the symbol DSCO. If we fail to adhere to the market’s strict listing criteria, our stock may be delisted. This could potentially impair the liquidity of our securities not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and the potential reduction in media coverage. As a result, an investor might find it more difficult to dispose of our common stock. We believe that current and prospective investors would view an investment in our common stock more favorably if it continues to be listed on Nasdaq. Any failure at any time to meet the continuing Nasdaq listing requirements could have an adverse impact on the value of and trading activity in our common stock.

We expect to face uncertainty over reimbursement and healthcare reform.

In both the United States and other countries, sales of our products will depend in part upon the availability of reimbursement from third-party payers, which include governmental health administration authorities, managed care providers and private health insurers. Government and other healthcare payers increasingly challenge the price and examine the cost effectiveness of medical products and services. Moreover, the current political environment in the United States and abroad may result in the passage of significant legislation that could, among other things, restructure the markets in which we operate and restrict pricing strategies of drug development companies. If, for example, price restrictions were placed on the distribution of our drugs, we may be forced to curtail development of our pipeline products and this could have a material adverse effect on our business, results of operations and financial condition. Even if we succeed in commercializing our drug products, uncertainties regarding health care policy, legislation and regulation, as well as private market practices, could affect our ability to sell our products in quantities or at prices that will enable us to achieve profitability.

To obtain reimbursement from a third-party payer, it must determine that our drug product is a covered benefit under its health plan, which is likely to require a determination that our product is:
•	safe, effective and medically necessary;
•	appropriate for the specific patient;
•	cost-effective; and
•	neither experimental nor investigational.

Obtaining a determination that a product is a covered benefit may be a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data about our products to each payer. We may not be able to provide sufficient data to gain coverage. Even when a payer determines that a product is covered, the payer may impose limitations that preclude payment for some uses that are approved by the FDA or other regulatory authorities. Cost-containment measures, if implemented to affect the coverage or reimbursement of our products could have a material adverse effect on our ability to market our products profitably. Moreover, coverage does not imply that any product will be covered in all cases or that reimbursement will be available at a rate that would permit a health care provider to cover its costs of using our product.

Prices in many countries, including many in Europe, are subject to local regulation and certain pharmaceutical products may be subject to price controls in several of the world’s principal markets, including many countries within the EU. In the United States, where pricing levels for our products are substantially established by third-party payers, if payers reduce the amount of reimbursement for a product, it may cause groups or individuals dispensing the product to discontinue administration of the product, to administer lower doses, to substitute lower cost products or to seek additional price-related concessions. These actions could have a negative effect on our financial results, particularly in cases where our products command a premium price in the marketplace. The existence of direct and indirect price controls and pressures over our products could materially adversely affect our financial prospects and performance.

The implementation of the 2010 Health Care Reform Law in the United States may adversely affect our business.

The Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act, each enacted in March 2010, generally known as the Health Care Reform Law, significantly expands health insurance coverage to uninsured Americans and changes the way health care is financed by both governmental and private payers. We expect expansion of access to health insurance may increase the demand for our products, but other provisions of the Health Care Reform Law could affect us adversely. We also expect that further federal and state proposals for healthcare reform are likely. The changes contemplated by the health care reform law are subject to rule-making and implementation timelines that extend for several years, and this uncertainty limits our ability to forecast changes that may occur in the future. However, any changes that lower reimbursements for our products could adversely affect our business and results of operations.

The Health Care Reform Law includes provisions, referred to as the federal “Open Payments” law (previously referred to as the “Sunshine Law”), that establish new reporting and disclosure requirements for pharmaceutical and medical device manufacturers. Under the law, pharmaceutical and device manufacturers are required to annually report various types of payments and other transfers of value to physicians and teaching hospitals. Implementation of the sunshine provisions has been subject to delay by the United States. Centers for Medicare and Medicaid Services. Under the current regime, applicable manufacturers were to begin tracking relevant transfer-of-value data in August 2013, and must report data collected between August 1 and the end of 2013 to U.S. Centers for Medicare and Medicaid Services in a two-phased approach by March 31, and June 30, 2014, respectively. U.S. Centers for Medicare and Medicaid Services will publish the data on a public website later in the year. Inaccurate or incomplete reports may be subject to enforcement. Like the federal Sunshine Law, several states have existing laws that require manufacturers to report transfers of value to select healthcare providers licensed within the state, or even go so far as to prohibit certain marketing related activities. Other states, such as California, Nevada, Massachusetts and Connecticut, require pharmaceutical and/or device companies to implement compliance programs or marketing codes. In others, it is possible that we will be subject to the state’s reporting requirements and prohibitions. Compliance activities with respect to these measures could increase our costs and adversely affect business operations.

The Health Care Reform Law contains many provisions designed to generate the revenues necessary to fund the coverage expansions and to reduce costs of Medicare and Medicaid, including imposing a 2.3% excise tax on domestic sales of medical devices by manufacturers and importers beginning in 2013, and a fee on branded prescription drugs that was implemented in 2011, both of which may affect sales of our products. As U.S. net sales are expected to be a significant portion of our worldwide net sales in the coming years, this additional tax burden may have a material, negative impact on our results of operations and our cash flows. The Health Care Reform Law also mandates pharmacy benefit manager transparency regarding rebates, discounts and price concessions with respect to drug benefits under Medicare Part D, and in 2014 with respect to drug benefits offered through qualified health plans offered through state exchanges, which could affect pricing and competition.

Political, economic and regulatory influences are subjecting the healthcare industry to potential fundamental changes that could substantially affect our results of operations. Government and private sector initiatives to limit the growth of healthcare costs, including price regulation, competitive pricing, coverage and payment policies, comparative effectiveness of therapies, technology assessments and managed-care arrangements, are continuing in many countries where we plan to do business, including the United States.

The Health Care Reform Law establishes the Independent Payment Advisory Board, which will be responsible, beginning in 2014, annually to submit proposals aimed at reducing Medicare cost growth while preserving quality. These proposals automatically will be implemented unless Congress enacts alternative proposals that achieve the same savings targets. Further, the legislation calls for a Center for Medicare and Medicaid Innovation that will examine alternative payment methodologies and conduct demonstration programs. The legislation provides for extensive health insurance reforms, including the elimination of pre-existing condition exclusions and other limitations on coverage, fixed percentages on medical loss ratios, expansion in Medicaid and other programs, employer mandates, individual mandates, creation of state and regional health insurance exchanges, and tax subsidies for individuals to help cover the cost of individual insurance coverage. The legislation also permits the establishment of accountable care organizations, a new healthcare delivery model. While the ultimate impact of the legislation on the healthcare industry is unknown, it is likely to be extensive and may result in significant change. Our failure to adapt to these changes could have a material adverse effect on our business.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results, which will likely result in significant legal and accounting expense and diversion of management resources, and current and potential stockholders may lose confidence in our financial reporting and the market price of our stock will likely decline.

We are required by the Commission to establish and maintain adequate internal control over financial reporting that provides reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. We are likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses in those internal controls.

Any failure to maintain internal controls could adversely affect our ability to report our financial results on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. If we do not file our financial statements on a timely basis as required by the Commission and Nasdaq, we could face severe consequences from those authorities. In either case, there could result a material adverse effect on our business. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. We can give no assurance that material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, in the future our controls and procedures may no longer be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements. Responding to inquiries from the Commission or Nasdaq, regardless of the outcome, are likely to consume a significant amount of our management resources and cause us to incur significant legal and accounting expense. Further, many companies that have restated their historical financial statements have experienced a decline in stock price and related stockholder lawsuits.

We depend upon key employees and consultants in a competitive market for skilled personnel. If we or our strategic partners or collaborators are unable to attract and retain key personnel, it could adversely affect our ability to develop and market our products.

As we prepared for the commercial introduction of SURFAXIN, we implemented a plan to hire additional qualified personnel to support (i) the commercial introduction of SURFAXIN and AFECTAIR, and (ii) the advancement of our AEROSURF and, potentially, SURFAXIN LS development programs. In particular, we established our field-based sales and marketing and medical affairs organizations, and continue to invest in our regulatory affairs, quality control and assurance and administrative capabilities. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is significant and attracting and retaining qualified personnel will be critical to our success, and any failure to do so successfully may have a material adverse effect on us.

We are highly dependent upon the members of our executive management team and our directors, as well as our scientific advisory board members, consultants and collaborating scientists. Many of these individuals have been involved with us for many years, have played integral roles in our progress and we believe that they continue to provide value to us. A loss of any of our key personnel may have a material adverse effect on aspects of our business and clinical development and regulatory programs.

We have entered into employment agreements with six executive officers, including the President and Chief Executive Officer; the Senior Vice President and Chief Financial Officer; the Senior Vice President and Chief Operating Officer; the Senior Vice President, General Counsel and Corporate Secretary; the Senior Vice President, Human Resources; and the Senior Vice President, Research and Development. These agreements expire on March 31, 2015, subject to automatic renewal for additional one-year periods, unless a party provides notice of non-renewal at least 90 days in advance. In addition, in March 2013, we entered into retention arrangements with five other officers that also expire on March 31, 2015. The loss of services from any of our executives could significantly adversely affect our ability to develop and market our products and obtain necessary regulatory approvals. Further, we do not maintain key man life insurance.

As we proceed with the commercial introduction of SURFAXIN and undertake our AEROSURF phase 2 clinical program, we need to attract and retain highly-qualified personnel to join our management, commercial, medical affairs and development teams, although there can be no assurances that we will be successful in that endeavor. We may be unable to attract and retain necessary executive talent.

Our future success also will depend in part on the continued service of our key scientific and management personnel and our ability to identify, hire and retain additional personnel. While we attempt to provide competitive compensation packages to attract and retain key personnel at all levels in our organization, many of our competitors have greater resources and more experience than we do, making it difficult for us to compete successfully for key personnel. We may experience intense competition for qualified personnel and the existence of non-competition agreements between prospective employees and their former employers may prevent us from hiring those individuals or subject us to lawsuits brought by their former employers.

Our industry is highly competitive and we have less capital and resources than many of our competitors, which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

Our industry is highly competitive and subject to rapid technological innovation and evolving industry standards. We compete with numerous existing companies in many ways. We need to successfully introduce new products to achieve our strategic business objectives. The development and acquisition of innovative products and technologies that improve efficacy, safety, patients’ and clinicians’ ease of use and cost-effectiveness involve significant technical and business risks. The success of new product offerings will depend on many factors, including our ability to properly anticipate and satisfy customer needs, adapt to new technologies, obtain regulatory approvals on a timely basis, demonstrate satisfactory clinical results, manufacture products in an economic and timely manner, and differentiate our products from those of our competitors. If we cannot successfully introduce new products, adapt to changing technologies or anticipate changes in our current and potential customers’ requirements, our products may become obsolete and our business could suffer.

We intend to market our products under development for the treatment of diseases for which other technologies and treatments are rapidly developing and, consequently, we expect new companies to enter our industry and that competition in the industry will increase. Many of these companies have substantially greater research and development, manufacturing, marketing, financial, technological, personnel and managerial resources than we have. In addition, many of these competitors, either alone or with their collaborative partners, have significantly greater experience than we do in:
•	developing products;
•	undertaking preclinical testing and human clinical trials;
•	obtaining FDA and other regulatory approvals or products; and
•	manufacturing and marketing products.

Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA or foreign regulatory approval or commercializing products before us. Our competitors may successfully secure regulatory exclusivities in various markets, which could have the effect of barring us or limiting our ability to market our products in such markets. As we commence commercial product sales, we will compete against companies with greater marketing and manufacturing capabilities that may successfully develop and commercialize products that are more effective or less expensive than our products. In addition, developments by our competitors may render our drug product candidates obsolete or noncompetitive.

We also face, and will continue to face, competition from colleges, universities, governmental agencies and other public and private research organizations. These competitors frequently aggressively seek patent protection and licensing arrangements to collect royalties for use of technology that they have developed. Some of these technologies may compete directly with the technologies that we are developing. These institutions will also compete with us in recruiting highly qualified scientific personnel. We expect that therapeutic developments in the areas in which we are active may occur at a rapid rate and that competition will intensify as advances in this field are made. As a result, we need to continue to devote substantial resources and efforts to research and development activities.

If we cannot protect our intellectual property, other companies could use our technology in competitive products. Even if we obtain patents to protect our products, those patents may not be sufficiently broad or they may expire and others could then compete with us.

We seek patent protection for our drug and device products and product candidates to prevent others from commercializing equivalent products in substantially less time and at substantially lower expense. The pharmaceutical industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend in part on our ability and that of parties from whom we license technology to successfully obtain patents, defend our patents, protect our trade secrets, and otherwise prevent others from infringing our proprietary rights.

The patent position of companies relying upon biotechnology is highly uncertain and involves complex legal and factual questions for which important legal principles are unresolved. To date, the U.S. Patent and Trademark Office (PTO) has not adopted a consistent policy regarding the breadth of claims that it will allow in biotechnology patents or the degree of protection that these types of patents afford. As a result, there are risks that we may not secure rights to products or processes that appear to be patentable.

The parties licensing technologies to us and we have filed various U.S. and foreign patent applications with respect to the products and technologies under our development, and the PTO and foreign patent offices have issued patents with respect to our products and technologies. These patent applications include international applications filed under the Patent Cooperation Treaty. Our pending patent applications, those we may file in the future or those we may license from third parties may not result in the PTO or foreign patent office issuing patents. In addition, if patent rights covering our products are not sufficiently broad, they may not provide us with sufficient proprietary protection or competitive advantages against competitors with similar products and technologies. Furthermore, even if the PTO or foreign patent offices were to issue patents to us or our licensors, others may challenge the patents or circumvent the patents, or the patent office or the courts may invalidate the patents. Thus, any patents we own or license from third parties may not provide us any protection against competitors.

The patents that we hold have a limited life. We have licensed a series of patents for our KL4 surfactant technology from Johnson & Johnson and its wholly-owned subsidiary Ortho Pharmaceutical Corporation (Ortho Pharmaceutical), which are important, both individually and collectively, to our strategy of commercializing our KL4 surfactant products. These patents, which include important KL4 composition of matter claims and relevant European patents, began to expire in November 2009, and will expire on various dates ending in 2017 or, in some cases, possibly later. Of the patents that have expired, we have extended the term of our most important patent until November 2014. For our aerosolized KL4 surfactant, we hold worldwide exclusive licenses from Philip Morris, USA (PMUSA) and Philip Morris Products, SA (PMPSA) to the CAG technology for use with pulmonary surfactants together or in combination with other products for all respiratory diseases. Our exclusive license in the United States also extends to other (non-surfactant) drugs to treat a wide range of pediatric and adult respiratory indications in hospitals and other health care institutions. The CAG technology patents expire on various dates beginning in May 2016 and ending in 2031, or, in some cases, possibly later. We have filed, and when possible and appropriate, will file, other patent applications with respect to our products and processes in the United States and in foreign countries. We may not be able to develop enhanced or additional products or processes that will be patentable under patent law and, if we do enhance or develop additional products that we believe are patentable, additional patents may not be issued to us.

Our technology platform is based solely on our proprietary KL4 surfactant technology, our novel CAG technology, and our novel aerosol-conducting airway connector.

Our technology platform is based on the scientific rationale of using our KL4 surfactant technology, our CAG technology and our novel patient interface and related componentry to treat life-threatening respiratory disorders and to serve as the foundation for the development of novel respiratory therapies and products. Our business is dependent upon the successful development and approval of our drug product candidates and our combination drug-device products based on these technologies. Any material problems with our technology platforms could have a material adverse effect on our business.

Intellectual property rights of third parties could limit our ability to develop and market our products.

Our commercial success also depends upon our ability to operate our business without infringing the patents or violating the proprietary rights of others. In certain cases, the PTO keeps U.S. patent applications confidential while the applications are pending. As a result, we cannot determine in advance what inventions third parties may claim in their pending patent applications. We may need to defend or enforce our patent and license rights or to determine the scope and validity of the proprietary rights of others through legal proceedings, which would be costly, unpredictable and time consuming. Even in proceedings where the outcome is favorable to us, they would likely divert substantial resources, including management time, from our other activities. Moreover, any adverse determination could subject us to significant liability or require us to seek licenses that third parties might not grant to us or might only grant at rates that diminish or deplete the profitability of our products. An adverse determination could also require us to alter our products or processes or cease altogether any product sales or related research and development activities.

If we cannot meet requirements under our license agreements, we could lose the rights to our products.

We depend on licensing agreements with third parties to maintain the intellectual property rights to our products under development. Presently, we have licensed rights from Johnson & Johnson, Ortho Pharmaceutical, PMUSA, PMPSA and The Scripps Institute. These agreements require us to make payments and satisfy performance obligations to maintain our rights under these licensing agreements. All of these agreements last either throughout the life of the related patents or for a number of years after the first commercial sale of the relevant product. In addition, we are responsible for the cost of filing and prosecuting certain patent applications and maintaining certain issued patents licensed to us. If we do not meet our obligations under our license agreements in a timely manner, we could lose the rights to our proprietary technology. Finally, we may be required to obtain licenses to patents or other proprietary rights of third parties in connection with the development and use of our products and technologies. Licenses required under any such patents or proprietary rights might not be made available on terms acceptable to us, if at all.

We rely on agreements containing obligations regarding intellectual property, confidentiality and noncompetition provisions that could be breached and may be difficult to enforce.

Although we take what we believe to be reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of our confidential and proprietary information and trade secrets to third parties, as well as agreements that provide for disclosure and assignment to us of all rights to the ideas, developments, improvements, discoveries and inventions of our employees, consultants, advisors and research collaborators while we employ them, such agreements can be difficult and costly to enforce. We generally seek to enter into these types of agreements with consultants, advisors and research collaborators; however, to the extent that such parties apply or independently develop intellectual property in connection with any of our projects, disputes may arise concerning allocation of the related proprietary rights. Such disputes often involve significant expense and yield unpredictable results.

Moreover, although all employees, including our executive officers, enter into agreements with us that include non-compete and non-solicitation covenants, such non-compete provisions can be difficult and costly to monitor and enforce, such that, if any should resign, we may not be successful in enforcing our noncompetition agreements with them. Despite the protective measures we employ, we still face the risk that:
•	agreements may be breached;
•	agreements may not provide adequate remedies for the applicable type of breach;
•	our trade secrets or proprietary know-how may otherwise become known;
•	our competitors may independently develop similar technology; or
•	our competitors may independently discover our proprietary information and trade secrets.

The failure to prevail in litigation or the costs of litigation, including securities class actions, product liability claims and patent infringement claims, could harm our financial performance and business operations.

We are potentially susceptible to litigation. For example, as a public company, we may be subject to claims asserting violations of securities laws. Even if such actions are found to be without merit, the potential impact of such actions, which generally seek unquantifiable damages and attorneys’ fees and expenses, is uncertain. There can be no assurance that an adverse result in any future proceeding would not have a potentially material adverse effect on our business, results of operations and financial condition.

Our business activities, including the design, manufacture and marketing of our drug products and medical devices also exposes us to liability risks. Using our drug product candidates or medical devices in clinical trials may expose us to product liability claims. For our products that are approved for commercial sale, the risk of product liability claims is increased. Even if approved, our products may be subject to claims resulting from unintended effects that result in injury or death. Product liability claims alleging inadequate disclosure and warnings in our package inserts and medical device disclosures also may arise.

Product liability claims may be brought by individuals or by groups seeking to represent a class. The outcome of litigation, particularly class action lawsuits, is difficult to assess or quantify. Plaintiffs in these types of lawsuits often seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time.

We presently carry general liability, excess liability, products liability and property insurance coverage in amounts that are customary for companies in our industry of comparable size and level of activity. However, our insurance policies contain various deductibles, limitations and exclusions from coverage, and in any event might not fully cover any potential claims. There can be no assurance that the insurance coverage we maintain is sufficient or will be available in adequate amounts or at a reasonable cost. A successful claim brought against us in excess of available insurance or not covered by indemnification agreements, or any claim that results in significant adverse publicity against us, could have an adverse effect on our business and our reputation.

We may need to obtain additional product liability insurance coverage, including with locally-authorized insurers licensed in countries where we market our approved products or conduct our clinical trials, before initiating clinical trials; however, such insurance is expensive and may not be available when we need it. In the future, we may not be able to obtain adequate insurance, with acceptable limits and retentions, at an acceptable cost. Any product, general liability or product liability claim, even if such claim is within the limits of our insurance coverage or meritless and/or unsuccessful, could adversely affect the availability or cost of insurance generally and our cash available for other purposes, such as research and development. In addition, such claims could result in:
•	uninsured expenses related to defense or payment of substantial monetary awards to claimants;
•	a decrease in demand for our drug product candidates;
•	damage to our reputation; and
•	an inability to complete clinical trial programs or to commercialize our drug product candidates, if approved.

Moreover, the existence of a product liability claim could affect the market price of our common stock. In addition, as the PTO keeps U.S. patent applications confidential in certain cases while the applications are pending, we cannot ensure that our products or methods do not infringe upon the patents or other intellectual property rights of third parties. As the biotechnology and pharmaceutical industries expand and more patents are applied for and issued, the risk increases that our patents or patent applications for our KL4 surfactant product candidates or our medical device and combination drug/device products may give rise to a declaration of interference by the PTO, or to administrative proceedings in foreign patent offices, or that our activities lead to claims of patent infringement by other companies, institutions or individuals. These entities or persons could bring legal proceedings against us seeking to invalidate our patents, obtain substantial damages or enjoin us from conducting research and development activities.

Our corporate compliance program cannot ensure that we are in compliance with all applicable laws and regulations affecting our activities in the jurisdictions in which we may sell our products, if approved, and a failure to comply with such regulations or prevail in litigation related to noncompliance could harm our business.

Many of our activities, including the research, development, manufacture, sale and marketing of our products, are subject to extensive laws and regulation, including without limitation, health care "fraud and abuse" laws, such as the federal false claims act, the federal anti-kickback statute, and other state and federal laws and regulations. We have developed and implemented a corporate compliance policy and oversight program based upon what we understand to be current industry best practices, but we cannot assure you that this program will protect us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such investigations, actions or lawsuits are instituted against us, and if we are not successful in defending or disposing of them without liability, such investigations, actions or lawsuits could result in the imposition of significant fines or other sanctions and could otherwise have a significant impact on our business.

Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws and Delaware law could defer a change of our management and thereby discourage or delay offers to acquire us.

Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws and Delaware law may make it more difficult for someone to acquire control of us or for our stockholders to remove existing management, and might discourage a third-party from offering to acquire us, even if a change in control or in management would be beneficial to our stockholders. For example, our Amended and Restated Certificate of Incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, before the redemption of our common stock. In addition, our Board of Directors, without further stockholder approval, could issue large blocks of preferred stock.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby. Except as may be otherwise described in a prospectus supplement, we currently anticipate using any net proceeds to us for general corporate purposes. The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors.

Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2013 and in the three-month period ended March 31, 2014. Our fixed charges do not include any dividend requirements with respect to preferred stock because, as of the date of this prospectus and for the five preceding fiscal years, we have had no preferred stock outstanding.

We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consists of net income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expense, capitalized interest and the interest portion of rental expense under operating leases estimated to be representative of the interest factor.

	Fiscal Year Ended December 31,					Three Months Ended March 31,
	2009	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges(1)
Coverage deficiency	$(29,871)	$(19,175)	$(20,965)	$(37,315)	$(45,215)	$(11,476)

(1)	Adjusted earnings, as described above, were insufficient to cover fixed charges in each period. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

As of March 31, 2014, we had $30.1 million in outstanding indebtedness, including accrued interest. None of this indebtedness has been registered under the Securities Act.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated;
•	the offering price;
•	the title;
•	any limit on the aggregate principal amount;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date the principal will be payable;
•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;
•	the place where payments may be made;
•	any mandatory or optional redemption provisions;
•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;
•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;
•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;
•	any conversion or exchange provisions;
•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;
•	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;
•	any deletions of, or changes or additions to, the events of default or covenants; and
•	any other specific terms of such debt securities.
Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

 Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.
No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default is continuing; or
•	any other circumstances described in a prospectus supplement.
As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to physical delivery of certificated debt securities; and
•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office initially will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;
•	the successor assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.
If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due and payable;

(2) failure to pay any interest on any debt security of that series when it becomes due and payable, and continuation of that failure for a period of 90 days (unless the entire amount of such payment is deposited by us with the trustee or paying agent prior to the expiration of the 90-day period);

(3) failure to deposit any sinking fund payment, when and as due in respect of any debt security of that series;

(4) failure to perform or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than the series), which failure continues uncured for a period of 90 days after we receive the notice required in the indenture;

(5) our bankruptcy, insolvency or reorganization; and

(6) any other event of default with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request.

Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

A holder may not use the indenture to prejudice the rights of any holder, or to obtain or to seek to obtain priority or preference over another holder or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;
•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	reduce the rate of interest on any debt security;
•	change the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•	waive any default or event of default in payment of the principal of, premium or interest on any debt security;
•	waive a redemption payment or modify any of the redemption provisions of any debt security;
•	adversely affect the right to convert any debt security in any material respect; or
•	change the provisions in the indenture that relate to modifying or amending the indenture.
Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture will contain a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or
•
to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants: (1) the subordination provisions under a subordinated indenture; and (2) covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indentures will limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. Subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution. The indentures will require us to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace, which is called a “payment default”; or

•
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default, which is called a “payment blockage notice” from us or any other person permitted to give such notice under the indenture, which is called a “non-payment default.”

We may resume payments and distributions on subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and
•
in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

Unless we inform you otherwise in the prospectus supplement, we will not be prohibited from incurring debt, including senior indebtedness, under any indenture relating to subordinated debt securities. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and liabilities, contingent or otherwise, as lessee under leases for facility equipment (and related assets leased together with such equipment) and under any lease or related document (including a purchase agreement, conditional sale or other title retention or synthetic lease agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the obligations under such lease or related document to purchase or cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP) or pay an agreed upon residual value of the leased property to the lessor;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries; and
•	subordinated debt securities.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, we have authorized 5,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding. Under our Amended and Restated Certificate of Incorporation, our Board of Directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the Board of Directors is required by the General Corporation Law of the State of Delaware and our Amended and Restated Certificate of Incorporation to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Any exercise of our Board of Directors of its rights to do so may affect the rights and entitlements of the holders of our common stock as set forth below.

Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

General

Subject to limitations prescribed by the General Corporation Law of the State of Delaware, our Amended and Restated Certificate of Incorporation, and our Amended and Restated By-Laws (By-Laws), our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provisions for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange or market;
•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;
•	voting rights, if any, of the preferred stock; a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	whether interests in the preferred stock will be represented by depositary shares;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.
Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Discovery rank:

•
senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•
on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•
junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

This description of our common stock is a summary. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our By-Laws, and not this summary, which define any rights you may acquire as a stockholder. There may be other provisions in such documents which are also important to you. You should read such documents for a full description of the terms of our capital stock, along with the applicable provisions of Delaware law.

As of the date of this prospectus, we have authorized 150 million shares of common stock, par value $0.001 per share. As of May 23, 2014, there were 85,052,281 shares of common stock outstanding, which does not include:

•	6,829,535 shares of common stock issuable upon the exercise of certain stock options outstanding, at a weighted average exercise price of $5.61 per share;
•
14,032,518 shares of common stock issuable upon the exercise of certain warrants outstanding, at a weighted average exercise price of $3.47 per share (without giving effect to any of the anti dilution adjustment provisions thereof);

•	18,936 shares of common stock issuable upon vesting of restricted stock units;
•	59,948 shares of common stock reserved for potential future issuance pursuant to our 401(k) Plan;
•	1,472,833 shares of common stock available for future grant under our 2011 Long-Term Incentive Plan, as amended; and
•
an indeterminate number of shares of common stock issuable under our effective shelf registration statements on Form S-3, including shares of common stock that may be issued under our ATM Program, under which Stifel, as our exclusive agent, at our discretion and at such times that we determine from time to time, may sell until February 11, 2016 up to a maximum of $23,038,092 shares of our common stock.

Subject to any preferential rights of any preferred stock created by our Board of Directors, as a holder of our common stock you are entitled to such dividends as our Board of Directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our Board of Directors specifies voting power for any preferred stock that, in the future, may be issued.

As a holder of our common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. Upon our liquidation, dissolution or winding-up, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of common stock are, and the shares offered by this prospectus, when issued and paid for, will be, validly issued, fully paid and nonassessable. Our common stock is quoted on Nasdaq under the symbol "DSCO."

Anti-Takeover Provisions

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder’s affiliates or associates, for a period of three years. These restrictions do not apply if:

•	before becoming an interested stockholder, our Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;
•
upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•
on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our Board of Directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Number of Directors; Removal

Our By-Laws provide that our Board of Directors shall consist of at least three directors and may consist of such larger number as may be determined, from time-to-time, by the Board of Directors. Our By-laws provide that directors may be removed with or without cause by the affirmative vote of holders of a majority of the total voting power of all outstanding securities.

This By-Laws provision and the Board of Directors’ right to issue shares of our preferred stock from time to time, in one or more classes or series without stockholder approval are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by our Board of Directors. These provisions are also intended to discourage some tactics that may be used in proxy fights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

Outstanding Warrants

As of May 23, 2014, 14,032,518 shares of common stock were issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $3.47, of which 6,957,518 shares of common stock are issuable under this prospectus upon the exercise of outstanding warrants.

We may issue, in one or more series, debt warrants to purchase debt securities, as well as equity warrants to purchase preferred stock or common stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. While the following the terms described below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement for a particular series of warrants may specify different or additional terms than those specified below.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;
•	the aggregate number of the debt warrants;
•	the price or prices at which the debt warrants will be issued;
•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant;
•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;
•	the maximum or minimum number of debt warrants which may be exercised at any time;
•	a discussion of any material federal income tax considerations; and
•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, by delivering the properly completed and duly executed warrant certificate and paying the required amount to the warrant agent in immediately available funds. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;
•	the securities (i.e., preferred stock or common stock) for which the equity warrants are exercisable;
•	the price or prices at which the equity warrants will be issued;
•
if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to the transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants Under This Prospectus

None of the warrants described in this section have been listed for trading on any securities exchange. The number of shares issuable upon exercise of any of the warrants issued prior to December 28, 2010, as well as the exercise prices and any trading thresholds triggering optional redemption and redemption prices for such warrants, have been adjusted for the 1-for-15 reverse stock split that was made effective December 28, 2010.

Warrants Issued on February 22, 2011

Pursuant to the Registrant’s registration statement on Form S-3, initially filed with the Commission on June 13, 2008 (No. 333-151654) (2008 Registration Statement), on February 22, 2011 we issued warrants to purchase an aggregate of up to 5,000,000 shares of common stock. Of these, warrants to purchase 4,552,600 shares remain outstanding.

The warrants are exercisable at any time up to the date that is five years after such date at an exercise price of $1.50 per share of common stock. The warrants contain anti-dilution protection upon the issuance of any common stock, securities convertible into common stock, or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions. The terms of the warrants, including the full-ratchet anti-dilution provisions, may make it difficult for us to raise additional capital consistent with prevailing market terms, if at all.

Exercisability. The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. If a registration statement covering the issuance of the shares of common stock underlying the warrants is not effective and an exemption from registration for the issuance and resale of such shares would only be available if the exercise of the warrants is effected pursuant to a cashless exercise, then the holder may exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. There is no circumstance that requires us to effect a net cash settlement of the warrants.

Adjustment of Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. In addition, the exercise price of the warrants is subject to adjustment as described above.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. We will not enter into or be party to a fundamental transaction, which is a merger or other change of control transaction, as described in the warrants, unless the successor entity, as described in the warrants, assumes the warrants and delivers new warrants that are substantially similar. If we enter into, or are a party to, a fundamental transaction pursuant to which our stockholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for shares of our common stock, which we refer to as a corporate event, a holder of a warrant will have the right to receive, upon an exercise of the warrant, consideration as if the holder had exercised its warrant immediately prior to such corporate event.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments. Any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants.

Warrants Issued on October 14, 2010

Pursuant to the 2008 Registration Statement, on October 14, 2010 we issued warrants to purchase an aggregate of up to 79,365 shares of common stock.

Exercisability. The warrants are exercisable at any time up to the date that is five years after the date of original issuance at an exercise price of $4.10 per share of common stock. The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. In the event that a registration statement covering the issuance of the shares of common stock underlying the warrants is not effective and an exemption from registration for the issuance and resale of such shares of common stock would only be available in case of a cashless exercise, the holder may exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated in payment of the aggregate exercise price, elect instead to receive the net number of shares of common stock determined according to the formula set forth in the warrant. There is no circumstance that requires us to effect a net cash settlement of the warrants.

Adjustment of Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Optional Redemption. The Company may redeem any or all outstanding warrants at any time within 20 days following the occurrence of a trading threshold at a per warrant redemption price of $0.001, upon 20 days’ written notice to the holder of the warrant. A trading threshold will be deemed to have occurred on any date that the reported VWAP for any five (5) out of seven (7) consecutive trading days immediately prior to such date, exceeds $6.75, with a minimum average daily trading volume for such seven (7) day period of at least 33,333 shares of common stock (with such price and volume criteria being appropriately adjusted for any share dividend, share split or other similar transaction that may occur on or after the issuance). Upon the expiration of the 20-day notice period (as it may be extended if the registration statement is not effective) all warrants noticed for redemption that have not been exercised by the holder will, upon payment of the aggregate redemption price, cease to represent the right to purchase any shares of Common Stock and will be deemed cancelled and void and of no further force or effect without any further act or deed on our part.

Transferability. Subject to applicable securities laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. We will not enter into or be party to a fundamental transaction, which is a merger or other change of control transaction, as described in the warrants, unless the successor entity, as described in the warrants, assumes the warrants and agrees to deliver new warrants that are substantially similar. If we enter into, or are a party to, a fundamental transaction pursuant to which our stockholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for shares of our common stock, which we refer to as a corporate event, a holder of a warrant will have the right to receive, upon an exercise of the warrant, consideration as if the holder had exercised its warrant immediately prior to such corporate event.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments. Any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants.

Warrants Issued June 22, 2010

Pursuant to the 2008 Registration Statement, on June 22, 2010 we issued warrants to purchase an aggregate of up to 1,190,474 shares of common stock.

Exercisability. The warrants are exercisable at any time up to the date that is five years after such date, at an exercise price of $6.00 per share of common stock being purchased. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the warrants is not available and an exemption from registration is otherwise not available for the resale of such shares of common stock underlying the warrants, the holder may exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. There is no circumstance that requires us to effect a net cash settlement of the warrants.

Adjustment of Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. We will not enter into or be party to a fundamental transaction, which is a merger or other change of control transaction, as described in the warrants, unless the successor entity, as described in the warrants, assumes the warrants and delivers new warrants that are substantially similar. If we enter into, or are a party to, a fundamental transaction pursuant to which our stockholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for shares of our common stock, which we refer to as a corporate event, a holder of a warrant will have the right to receive, upon an exercise of the warrant, consideration as if the holder had exercised its warrant immediately prior to such corporate event.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments. Any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants.

Warrant Issued on June 11, 2010

As consideration for the execution and delivery of a Common Stock Purchase Agreement with Kingsbridge Capital Limited (Kingsbridge), we also issued to Kingsbridge on June 11, 2010, pursuant to the 2008 Registration Statement, a warrant to purchase up to 83,333 shares of our common stock, which was fully exercisable (in whole or in part) beginning December 11, 2010 and for a period of five years thereafter.

The warrant is generally exercisable at an exercise price of $6.69 per share of common stock for cash except, in certain circumstances the warrant may be exercised on a cashless basis. In addition, the holder of the warrant may not exercise the warrant to the extent that the shares to be received pursuant to the exercise, when aggregated with all other shares beneficially owned by such holder, would result in the holder owning more than 9.9% of the common stock outstanding on the exercise date or our being required to file any notification or report under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

The exercise price of the warrant is subject to anti-dilution adjustments, including upon reclassification, consolidation, merger, mandatory share exchange, sale of substantially all assets, subdivision or combination of shares, issuance of stock dividends, issuance of liquidating dividends and spin-offs.

Warrants Issued on April 30, 2010

Pursuant to the 2008 Registration Statement, on April 30, 2010 we issued warrants to purchase an aggregate of up to 135,077 shares of common stock.

Exercisability. The warrants became exercisable 181 days after the date of original issuance until five years after the date of original issuance at an exercise price of $10.59 per share of common stock. The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the warrants, and an exemption from registration are not available for the resale of such shares of common stock underlying the warrants, the holder may, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Adjustment of Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. We will not enter into or be party to a fundamental transaction, which is a merger or other change of control transaction, as described in the warrants, unless the successor entity, as described in the warrants, assumes the warrants and delivers new warrants that are substantially similar. If we enter into, or are a party to, a fundamental transaction pursuant to which our stockholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for shares of our common stock, which we refer to as a corporate event, a holder of a warrant will have the right to receive, upon an exercise of the warrant, consideration as if the holder had exercised its warrant immediately prior to such corporate event.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments. Any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants.

Warrants Issued on February 23, 2010

Pursuant to the 2008 Registration Statement, on February 23, 2010 we issued warrants to purchase an aggregate of up to 916,669 shares of common stock.

Exercisability. The warrants are exercisable beginning on the date of original issuance and at any time up to the date that is five years after such date at an exercise price of $12.75 per share of common stock. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Adjustment of Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions. We will not enter into or be party to a fundamental transaction, which is a merger or other change of control transaction, as described in the warrants, unless the successor entity, as described in the warrants, assumes the warrants and delivers new warrants that are substantially similar. If we enter into, or are a party to, a fundamental transaction pursuant to which our stockholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for shares of our common stock, which we refer to as a corporate event, a holder of a warrant will have the right to receive, upon an exercise of the warrant, consideration as if the holder had exercised its warrant immediately prior to such corporate event.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments. Any term of the warrants may be amended or waived with our written consent and the written consent of the holders of warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. We may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. We and our agents reserve the right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement or post-effective amendment, which we will file each time we effect an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

We and our agents, dealers and underwriters, as applicable, may sell the securities being offered by us in this prospectus from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.
We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the applicable prospectus supplement or amendment.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

We may engage in “at the market offerings” of our common stock. An “at the market offering” is an offering of our common stock at other than a fixed price to or through a market maker. We shall name any underwriter that we engage for an “at the market offering” in a post-effective amendment to the registration statement containing this prospectus. We shall also describe any additional details of our arrangement with such underwriter, including commissions or fees paid, or discounts offered, by us and whether such underwriter is acting as principal or agent, in the related prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed as an exhibit to the related prospectus supplement. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Our common stock is quoted on Nasdaq under the symbol “DSCO.” The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we can give you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by us in compliance with all other applicable state securities laws and regulations.

We shall pay all expenses of the registration of the securities.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for us by Dentons US LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please send an e-mail to ir@DiscoveryLabs.com or contact William C. Roberts, our Vice President, Investor Relations and Corporate Communications, at the following address or telephone number: Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, Attention: William C. Roberts; (215) 488-9300. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our corporate website at http://www.DiscoveryLabs.com. Our website and the information contained therein or connected thereto are not incorporated into this registration statement.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 17, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 12, 2014;

•	our Current Reports on Form 8-K filed with the Commission on March 11, 2014, March 13, 2014 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein), March 26, 2014 and May 8, 2014 (excluding the matters in Item 2.02 and any information pertaining to such Item in Exhibit 99.1 therein, which are not incorporated by reference herein);

•	our Definitive Proxy Statement filed with the Commission on April 28, 2014, including any amendments or supplements filed for the purpose of updating same; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on July 13, 1995.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by sending an e-mail to ir@DiscoveryLabs.com and requesting any one or more of such filings or by contacting William C. Roberts, our Vice President, Investor Relations and Corporate Communications, at the following address or telephone number: Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, Attention: William C. Roberts; (215) 488-9300. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

16,333,333 Series A Units, each Series A Unit consisting of one share of Common Stock and one Warrant
42,000,000 Series B Units, each Series B Unit consisting of one pre-funded Warrant and one Warrant
(100,333,333 shares of Common Stock Underlying the Warrants)

PROSPECTUS SUPPLEMENT

Stifel
H.C. Wainwright & Co.		LifeSci Capital

July 17, 2015